UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COLONIAL PROPERTIES TRUST
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March 11, 2011

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Colonial Properties Trust to be held on Wednesday April 27, 2011 at 10:30 a.m., central time, in the conference center on the 1st floor of the Colonial Brookwood Center, 569 Brookwood Village, Suite 131, Homewood, Alabama  35209. The matters to be acted on at the meeting are described in the accompanying proxy statement.

We realize that all of you cannot attend the meeting and vote your shares in person. However, whether or not you plan to attend the meeting, your vote is very important. If you are unable to be present at the meeting in person we urge you to cast your vote electronically by telephone or the internet, as more fully described in the proxy statement, so that your shares will be represented. If you instead elect to receive a proxy card by mail, as more fully described in the proxy statement, we urge you to complete, sign and date the proxy card and return it promptly in the envelope provided. If you later decide to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

This is your opportunity to voice your opinion on matters affecting Colonial Properties Trust. We look forward to receiving your proxy and perhaps seeing you at the annual meeting.

Sincerely,

Thomas H. Lowder
Chairman of the Board and Chief Executive Officer

Enclosures

2101 6th Avenue North, Suite 705 Birmingham, AL 35203 205.250.8700 Fax 205.250.8890 colonialprop.com
Colonial Properties Trust and Subsidiaries Listed New York Stock Exchange

COLONIAL PROPERTIES TRUST

COLONIAL PLAZA
2101 6TH AVENUE NORTH, SUITE 750
BIRMINGHAM, ALABAMA 35203
--------------------
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 27, 2011

Dear Shareholder:
You are cordially invited to attend our 2011 annual meeting of shareholders to be held on Wednesday, April 27, 2011, at 10:30 a.m., central time, in the conference center on the 1st floor of the Colonial Brookwood Center, 569 Brookwood Village, Suite 131, Homewood, Alabama  35209, to consider the following proposals.

1.
To elect the following 10 persons to serve as trustees each for a term expiring at the 2012 annual meeting of shareholders: Carl F. Bailey; Edwin M. Crawford; M. Miller Gorrie; William M. Johnson; James K. Lowder; Thomas H. Lowder; Herbert A. Meisler; Claude B. Nielsen; Harold W. Ripps; and John W. Spiegel;

2.	To approve amendments to the Colonial Properties Trust 2008 Omnibus Incentive Plan

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

4.	To hold an advisory vote on executive compensation;

5.	To hold an advisory vote on the frequency of holding shareholder advisory votes on executive compensation; and

6.	To transact such other business as may properly come before such meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on February 18, 2011 will be entitled to vote at the meeting or any adjournments thereof.
As permitted by rules adopted by the U.S. Securities and Exchange Commission, we have made our proxy materials (which include our proxy statement, annual report to shareholders and form of proxy card) available to our shareholders on the Internet, rather than mailing printed copies of these materials to each shareholder. On or about March 11, 2011, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials online or request a printed or e-mail copy of these materials. We believe this method of distribution will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. For more information, please refer to the information contained within the proxy statement.
YOUR VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE CAST YOUR VOTE ELECTRONICALLY BY TELEPHONE OR THE INTERNET, AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU REQUESTED A PRINTED COPY OF THE PROXY MATERIALS AND RECEIVED A PROXY CARD BY MAIL, YOU MAY ALSO COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. YOUR VOTE IS BEING SOLICITED BY THE BOARD OF TRUSTEES.

BY ORDER OF THE BOARD OF TRUSTEES
John P. Rigrish
Chief Administrative Officer and
Corporate Secretary
Birmingham, Alabama
March 11, 2011

COLONIAL PROPERTIES TRUST

COLONIAL PLAZA
2101 6TH AVENUE NORTH, SUITE 750
BIRMINGHAM, ALABAMA 35203
--------------------
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To be held on April 27, 2011

This proxy statement is furnished to shareholders of Colonial Properties Trust in connection with the solicitation of proxies for use at our annual meeting of shareholders to be held on Wednesday, April 27, 2011, at 10:30 a.m., central time, in the conference center on the 1st floor of the Colonial Brookwood Center, 569 Brookwood Village, Suite 131, Homewood, Alabama 35209, for the purposes set forth in the notice of meeting. All references to “we,” “us,” “our,” “Colonial” or the “Company” refer to Colonial Properties Trust and/or its subsidiaries as the context requires. This solicitation of proxies is made by Colonial Properties Trust on behalf of our board of trustees. We also have retained Georgeson Inc., a proxy soliciting firm, to assist with the solicitation of proxies, as discussed further in this proxy statement.

As permitted by rules adopted by the U.S. Securities and Exchange Commission, we have made our proxy materials (which include our proxy statement, annual report to shareholders and form of proxy card) available to our shareholders on the Internet, rather than mailing printed copies of these materials to each shareholder. On or about March 11, 2011, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials online or request a printed or e-mail copy of these materials. We believe this method of distribution will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. If you want to receive a paper or email copy of the proxy materials, including a proxy card, you must request one as instructed by the Notice. There is no charge to you to request a copy. Please make your request for a copy by following the instructions to order a set of proxy materials as set forth in the Notice. The mailing address for our principal executive office is 2101 6th Avenue North, Suite 750, Birmingham, Alabama 35203.

Holders of record of our common shares of beneficial interest as of the close of business on the record date, February 18, 2011, are entitled to receive notice of, and to vote at the meeting. The common shares constitute the only class of securities entitled to vote at the meeting, and each common share entitles you to one vote on each matter upon which you have the right to vote. As of the close of business on February 18, 2011, we had 80,745,693 common shares issued and outstanding.

Common shares represented by proxies either in the form of proxy, properly executed and returned, or submitted electronically by telephone or the internet, if such proxies are not revoked, will be voted as specified. Where no specification of how to vote is made on a properly executed and returned form of proxy or a proxy submitted electronically, the shares represented by the proxy will be voted as recommended by the board of trustees. The board of trustees recommends a vote (1) FOR the election of all nominees for trustee set forth herein; (2) FOR approval of the amendments to the Colonial Properties Trust 2008 Omnibus Incentive Plan; (3) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; (4) FOR the advisory vote on executive compensation; and (5) FOR “1 YEAR” on the advisory vote on the frequency of holding shareholder advisory votes on executive compensation. We know of no business other than that set forth above to be transacted at the meeting. If other matters requiring a vote do arise, it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

You may vote either by completing and returning a proxy card (to the extent you request one, as instructed in the Notice) to us prior to the meeting, by submitting your proxy electronically by telephone or the internet prior to the meeting or by completing a written ballot at the meeting.

Proxies may be revoked at any time before they are exercised by delivering a written notice of revocation to the address shown above, addressed to the Corporate Secretary, by delivering a later dated proxy to us, by voting again by telephone or the internet or by voting in person at the meeting. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

You should rely only on the information provided in this proxy statement. We have authorized no one to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

ELECTION OF TRUSTEES
(Proposal 1)

Board of Trustees

Our board of trustees is currently comprised of eleven members elected by the shareholders annually. However, as previously disclosed, Glade M. Knight has notified the board of trustees that he will not stand for re-election at the 2011 annual meeting of shareholders. As a result, the board of trustees reduced the size of the board from eleven trustees to ten trustees effective upon the expiration of Mr. Knight's current term at this meeting. Each of the other ten trustees-Carl F. Bailey, Edwin M. Crawford, M. Miller Gorrie, William M. Johnson, James K. Lowder, Thomas H. Lowder, Herbert A. Meisler, Claude B. Nielsen, Harold W. Ripps and John W. Spiegel-have been nominated for re-election at the meeting. All the nominees are expected to hold office until the 2012 annual meeting of shareholders or until their successors are elected and qualified.

The board of trustees knows of no reason why any nominee would be unable to serve as a trustee. Should any or all of these nominees become unable to serve for any reason, the board of trustees may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of the substitute nominee or nominees. Alternatively, we may reduce the number of trustees on our board of trustees.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH BELOW.

Nominees for Election

Carl F. Bailey, 80, has been a trustee since 1993. Since 2002, Mr. Bailey has been chairman of the board of directors of TekQuest Industries, Inc., a manufacturing company. Mr. Bailey was co-chairman of BellSouth Telecommunications, Inc. and chairman and chief executive officer of South Central Bell Telephone Company from 1982 to 1992. From 1952 to 1992, he worked for AT&T, South Central Bell and Southern Bell in a number of capacities, including as president and a member of the board of directors from 1982 until 1992. Mr. Bailey was a member of the board of directors of SouthTrust Corporation, a financial services corporation, until the SouthTrust Corporation board was terminated on November 1, 2004 as a result of the merger between SouthTrust Corporation and Wachovia Corporation. Mr. Bailey is a member of the board of trustees of Birmingham Southern College and a former chairman of the board. Mr. Bailey is chairman of the governance committee and is also a member of the audit and executive committees of the board of trustees.
Mr. Bailey has expansive public company leadership and governance experience acquired through his tenure on our board of trustees since our initial public offering as well as through his managing and overseeing, in the capacity of director, the operations of other public companies. In particular, Mr. Bailey has served on the boards of five public companies, including as chairman and other leadership positions, which has provided him valuable insight in addressing governance issues and a depth of experience that is valuable to his service as a member of our board of trustees. Mr. Bailey's longstanding ties to the Southeast, where a larger number of our properties are located, provide him with a keen insight into the communities in which we have traditionally developed and managed properties.
Edwin M. Crawford, 60, has been a trustee since January 2011. Mr. Crawford is the founding partner of Crawford Spalding, LLC, a turnaround and advisory firm he formed in 2008. He is also a partner in Crawford-Ross, a joint venture formed in July 2010 to co-invest in and restructure healthcare companies. Mr. Crawford was chairman and chief executive officer of Caremark Rx, Inc. from 1998 until 2007 when Caremark merged with CVS Corporation to form CVS Caremark Corporation (NYSE: CVS). He also served as the chairman of the board of directors of CVS Caremark Corporation from the closing of the merger of CVS Corporation and Caremark Rx, Inc. in March 2007 until November 2007. Known for his success with mergers and acquisitions, Mr. Crawford began his career as a CPA with Arthur Young & Co. in 1971 and has held top positions at a number of public and private companies, including CVS Caremark Corporation and Magellan Health Services/Charter Medical Corporation (NASDAQ: MGLN). Institutional Investor named him Best CEO in Healthcare Technology and Distribution for 2005, 2006 and 2007. He currently serves on the Board of Trustees of Washington and Lee University.

Mr. Crawford has extensive leadership experience in large, publicly traded organizations, including as a board chairman, chief executive officer, president and chief financial officer. We believe that this background provides Mr. Crawford with valuable qualifications and insight that will benefit our board of trustees.

M. Miller Gorrie, 75, has been a trustee since 1993. From 1964 until 2010 he served as chairman of the board and chief executive officer of Brasfield & Gorrie, L.L.C. He currently serves as chairman. Brasfield & Gorrie is a general contracting firm headquartered in Birmingham, Alabama that was ranked 27th in the Engineering News Record's “Top 400 General Contractors” based on 2009 construction revenues. Brasfield & Gorrie was ranked #14 based on 2009 Domestic General Building Revenues. Mr. Gorrie currently serves on the boards of American Cast Iron Pipe Company, Economic Development Partnership of Alabama, the Alabama Symphony Orchestra and the University of Alabama at Birmingham Civil Engineer Advisory Board. In the past he has served as a director of AmSouth Bank Corporation, Baptist Hospital Foundation, United Way of Central Alabama, the Associated General Contractors, Alabama Chamber of Commerce, the Building Science Advisory Board of Auburn University, the Community Foundation of Greater Birmingham, the Business Council of Alabama and the Metropolitan Development Board. Mr. Gorrie is chairman of the executive committee of the board of trustees.

Mr. Gorrie has a comprehensive background in the real estate and building construction industries. In particular, he has served for years as chief executive officer of a commercial construction company through which he has developed an extensive understanding of the construction industry in the Sunbelt, and through which he has been involved in overseeing a number of our development, re-development and expansion projects. With this background, Mr. Gorrie brings to our board of trustees an intimate knowledge of many of our properties and valuable experience in the construction industry, a key area for us as a developer and owner of real estate properties primarily in the Sunbelt.

William M. Johnson, 64, has been a trustee since 1997. From 1978 to 2003, Mr. Johnson was chief executive officer and founder of Johnson Development Company, a real estate development, construction and management firm in the Atlanta, Georgia area. Mr. Johnson directed the development, leasing and management of 1.2 million square feet of Class A office, warehouse, retail and hotel space, including seven office buildings and retail properties that we acquired from Mr. Johnson in 1997. From 2004 to 2008, Mr. Johnson served on the Cherokee County (Georgia) Development and Airport Authorities, where he led the $34 million expansion of the regional airport. Mr. Johnson is a member of the boards of trustees of Asbury Theological Seminary and is the chairman of the board of directors of The Mission Society, Inc. He also provides strategic consulting services and humanitarian aid in connection with ministry work in Haiti and Kenya. Since 1999, Mr. Johnson has been chief executive officer and founder of three charitable foundations that provide financial assistance to 27 local, national and international ministries. Mr. Johnson is a member of the executive compensation committee and executive committee of the board of trustees.
Mr. Johnson has an extensive background in the real estate development and construction industries, especially as they relate to retail and office properties. Through his leadership of Johnson Development Company, Mr. Johnson brings to our board valuable insights into commercial property ownership, development and management in the Southeast. Mr. Johnson's extensive experience gained as a board officer in several complex non-profit organizations has equipped him with distinct skills in corporate governance and strategic planning.
James K. Lowder, 61, has been a trustee since 1993. Mr. Lowder has served as chairman of the board of The Colonial Company and its subsidiaries since 1995. He is a current member of the Home Builders Association of Alabama, the Greater Montgomery Home Builders Association, and he serves on the board of directors of Alabama Power Company. Mr. Lowder is the current chairman of the Alabama Shakespeare Festival, a past board member of Leadership Montgomery, past president of the board of the Montgomery YMCA and past chairman of the Montgomery Area United Way Champaign. The Montgomery Area Business Committee for the Arts presented The Colonial Company with the 1997 Business in the Arts Award and in 2000 with the coveted Frank Plummer Memorial Arts Award for lifetime achievement. Mr. Lowder was inducted into the Hall of Fame of the Greater Montgomery Home Builders Association in 2004. He graduated with the highest honors from Auburn University with a Bachelor of Science Degree. Mr. Lowder is a member of the executive committee of the board of trustees. Mr. Lowder is the brother of Thomas H. Lowder, our chairman and chief executive officer.

Mr. Lowder has served as a trustee since the inception of our Company, providing us institutional continuity through his company and industry knowledge. Mr. Lowder has accumulated vast experience with all phases of the commercial real estate industry and economic cycles. Mr. Lowder's knowledge of our Company, together with his boundless experience in the real estate development and construction industries in the Southeast, allows him to provide unique and valuable insight to us and our board of trustees.

Thomas H. Lowder, 61, was re-appointed as our chief executive officer effective December 30, 2008. Mr. Lowder has served as chairman of our board of trustees since our formation in July 1993. Additionally, he served as our president and chief executive officer from July 1993 until April 2006. Mr. Lowder became president and chief executive officer of Colonial Properties, Inc., our predecessor, in 1976, and has been actively engaged in the acquisition, development, management, leasing and sale of multifamily, office and retail properties for us and our predecessors. He presently serves as a member of the board of the following organizations: Birmingham-Southern College, Crippled Children's Foundation, Children's Hospital of Alabama, the University of Alabama Health Services Foundation and the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Lowder

is a past board member of The Community Foundation of Greater Birmingham, past chairman of the Birmingham Area Chapter of the American Red Cross, past chairman of Children's Hospital of Alabama and he served as chairman of the 2001 United Way Campaign for Central Alabama and chairman of the board in 2007. He graduated with honors from Auburn University with a Bachelor of Science Degree. Mr. Lowder holds an honorary Doctorate of Humanities from University of Alabama at Birmingham and a honorary Doctorate of Law from Birmingham Southern College. Mr. Lowder is a member of the executive committee of the board of trustees. Mr. Lowder is the brother of James K. Lowder, one of our trustees.

Mr. Lowder has a long-standing relationship with our Company since its inception, both as our chairman and our chief executive officer and as the chairman and chief executive officer of our predecessor. His depth of experience in the acquisition, development, management, leasing and sale of multifamily, office and retail properties for us and our predecessors provides our Company valuable leadership at all levels of finance and corporate operations. His leadership of our Company promotes stability in our operations and governance and allows Mr. Lowder to provide valuable guidance to our board of trustees regarding our Company, its business activities, and the communities in Alabama and the Sunbelt in which we own and manage properties. Mr. Lowder's reputation locally and nationally, in and out of the real estate industry, enhances the Company's opportunities in business ventures.

Herbert A. Meisler, 83, has been a trustee since 1995.  Since 1964, Mr. Meisler has been president of The Rime Companies, a real estate development, construction and management firm specializing in the development of multifamily properties that he formed with Harold W. Ripps, another member of our board of trustees.  While with The Rime Companies, Mr. Meisler oversaw the development and construction of approximately 15,000 multifamily apartment units in the Southeastern United States.  In addition, Mr. Meisler founded Consolidated Furniture Industries in Houston, Texas; served as president of the Southwestern Furniture Marketing Association; developed the Richmore Shopping Center in Pasadena, Texas; and developed and served as president of Gulfway General Hospital in Houston, Texas.  He also managed Gulf Coast Jewelry and Specialty Company, a family owned catalog distributor of jewelry and small appliances.  He currently serves on the board of directors of the Community Foundation of South Alabama and the Mobile Airport Authority and was Philanthropist of the Year in Mobile, Alabama.  He is a past director of the Alabama Eye and Tissue Bank and past president of the Mobile Jewish Welfare Fund.  Mr. Meisler is a member of the executive compensation committee and the audit committee of the board of trustees.  Mr. Meisler is the brother-in-law of Harold W. Ripps, one of our trustees.
Mr. Meisler has vast experience as a private real estate executive with prevalent knowledge in the real estate development and construction industries through his formation of The Rime Companies.  In particular, his knowledge of multifamily construction, development and management allow him to provide our board of trustees with knowledgeable guidance in connection with our multifamily activities, which is a significant focus of our business.  Mr. Meisler has a unique perspective on business investments due to his diverse business background.
Claude B. Nielsen, 60, has been a trustee since 1993. Since 1990, Mr. Nielsen has been president of Coca-Cola Bottling Company United, Inc., headquartered in Birmingham, Alabama. He also has served as chief executive officer of Coca-Cola Bottling Company United, Inc. since 1991, and in 2003 he was elected chairman of its board. Prior to 1990, Mr. Nielsen served as president of Birmingham Coca-Cola Bottling Company. Mr. Nielsen served on the board of directors of Regions Financial Corporation, until 2010 and served on the board of directors of AmSouth Bank Corporation prior to its merger in November 2006 with Regions Financial Corporation, a financial services corporation. He also serves as Chairman of The Coca-Cola Scholars Foundation and a board and executive committee member of the Birmingham Business Alliance. Mr. Nielsen is chairman of the executive compensation committee and a member of the governance committee of the board of trustees.

Mr. Nielsen has a unique perspective and insight as an experienced participant in the financial services and beverage industries. Through his executive leadership of the Coca-Cola Bottling Company United, Inc. and his tenure as a director of Regions Financial Corporation and AmSouth Bank Corporation, Mr. Nielsen brings to our board an additional perspective based on his roles in managing and overseeing, in a capacity as a director, the operations of non-real estate companies, both public and private. His extensive experience in the financial services industry also provides us with valuable insight in our banking and related financial affairs.
Harold W. Ripps, 72, has been a trustee since 1995. Since 1969, he has served as chief executive officer of The Rime Companies, a real estate development, construction and management firm specializing in the development of multifamily properties that he formed with Herbert A. Meisler, another member of our board of trustees. While with The Rime Companies, Mr. Ripps oversaw the development and construction of approximately 15,000 multifamily apartment units in the southeastern United States. He is a member of the board of trustees of the Birmingham Council of Boy Scouts of America, Birmingham Southern College and the President's Council of the University of Alabama in Birmingham. Mr. Ripps is a member of the executive committee of the board of trustees. Mr. Ripps is the brother-in-law of Mr. Meisler, one of our trustees.

Mr. Ripps has gained a wide-range of financial and investment experience over the past 40 years. His success in these areas has contributed greatly to his personal and business success. He has a plethora of knowledge in the real estate development and construction industries through his formation of The Rime Companies. Mr. Ripps provides our board of trustees with a first-hand perspective regarding multifamily property development, construction and management.
John W. Spiegel, 69, has been a trustee since October 2003. Mr. Spiegel served as vice chairman and chief financial officer of SunTrust Banks, Inc., a multi-state bank holding company, from 2000 until August 2004 and as vice chairman of SunTrust Banks Holding Company until March 2005. Prior to that he served as an executive vice president and chief financial officer of SunTrust Banks, Inc. from 1985. Mr. Spiegel currently serves on the corporate boards of RockTenn Company, CPEX Pharmaceuticals, Inc. and S1 Corporation. He served on the corporate boards of Bentley Pharmaceuticals, Inc. and HomeBanc, Inc. from 2002 to 2008 and from 2005 to 2008, respectively, serving as lead director of Bentley Pharmaceuticals, Inc. from 2006 to 2008. Mr. Spiegel also serves on the board of directors of Colonial & Southern Holdings, Inc., a privately-held company, and he is a life-time member of the board of directors of the Woodruff Arts Center. Mr. Spiegel is also a member of the Dean's Advisory Council of the Goizueta Business School at Emory University. Mr. Spiegel is the lead trustee of our board of trustees and the chairman of the audit committee and a member of the executive compensation committee and the governance committee of the board of trustees.

Mr. Spiegel has expertise in the financial services industry and has broad experience as a member of numerous public company boards of directors, including prior service on a number of public company audit committees. Mr. Spiegel's valuable financial expertise, including his leadership at Sun Trust Banks, Inc. and certain of its affiliates, combined with his experience as a public company director and a member of public company audit committees, allow him to provide experienced leadership as our lead trustee and as chairman of our audit committee and make valuable contributions to our corporate governance efforts and initiatives.

Vote Required

The nominees for trustee will be elected upon an affirmative vote of a plurality of all votes cast at the meeting, assuming a quorum is present. To understand how your votes are counted for the purpose of electing our trustees, see “Voting Procedures and Costs of Proxy Solicitation.”

INFORMATION REGARDING TRUSTEES AND CORPORATE GOVERNANCE

Meetings of the Board of Trustees

Our board of trustees held seven meetings during 2010.  During 2010, each trustee attended more than 75% of the aggregate of (1) all meetings of the board of trustees (held during the period for which such trustee has been a trustee) and (2) all meetings of committees of the board of which such trustee was a member.

Executive Sessions of Non-Management Trustees

Pursuant to our corporate governance guidelines and the New York Stock Exchange (“NYSE”) listing standards, in order to promote open discussion among non-management trustees, our board of trustees devotes a portion of each regularly scheduled board meeting to executive sessions without management participation. In addition, our corporate governance guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE's listing standards, at least one such executive session convened per year shall include only independent trustees. The lead trustee presides at these executive sessions, as described below under the heading “Lead Trustee.”

Trustee Attendance at Annual Meetings

The Company has a policy for attendance by members of the board of trustees at the Company's annual meeting of shareholders. Each trustee is required to attend the annual meeting unless he or she is unable to do so as a result of health reasons or exigent personal circumstances, as determined by such trustee in good faith. Also, any trustee who does not attend the annual meeting must notify the chairman of the board as promptly as possible. All members of the board of trustees attended the 2010 annual meeting of shareholders.

Lead Trustee

In October 2002, the board created the position of lead trustee, whose primary responsibility is to preside over periodic executive sessions of the non-management trustees (but not less than once a quarter), in which management trustees and other members of management do not participate (unless the chairman of the board of trustees is a non-management trustee, in which case the chairman presides). The lead trustee also presides over all meetings of independent trustees and performs such other functions as the board may direct. The lead trustee also advises the chairman of the board and, as appropriate, committee chairs with respect to agendas and information needs relating to board and committee meetings and performs other duties that the board may from time to time delegate to assist the board in the fulfillment of its responsibilities. In October 2008, the board established an annual rotation policy for the position of lead trustee whereby the chairs of each of our governance committee, audit committee and executive compensation committee will hold the position of lead trustee on an annual rotating basis (in that order). Mr. Spiegel, as the chair of the audit committee, is the current lead trustee. This rotation policy is set forth in our corporate governance guidelines.

Board Leadership Structure

Mr. Thomas H. Lowder was re-appointed our chief executive officer effective December 30, 2008, and has served as chairman of our board of trustees since our formation in July 1993. Mr. Lowder also served as our president and chief executive officer from July 1993 until April 2006. He also was president and chief executive officer of Colonial Properties, Inc., our predecessor, since 1976, and, since that time, has been actively engaged in the acquisition, development, management, leasing and sale of multifamily, office and retail properties for our Company and our predecessors.

Periodically, the governance committee gives consideration to whether the combined role of the chairman and chief executive officer continues to be appropriate for our Company. The governance committee, with the consensus of the other independent directors, has concluded that Mr. Lowder's long tenure with our Company provides a stable leadership that is beneficial to us and our shareholders. In particular, the board recognizes that, given Mr. Lowder's familiarity with our properties and day-to-day operations and his long-standing experience with our Company, it is valuable to have him lead board discussions. Further, the board believes that our lead trustee is effective in mitigating any potential conflict of interest that might arise from the combined chairman/chief executive officer position. In particular, the board recognizes that the lead trustee is actively engaged in setting board agendas, stays apprised of the important aspects of our business and presides over executive sessions of the non-management trustees at least once a quarter.

Board's Role in Risk Oversight

One of the important roles of our board is to oversee various risks that we may face from time to time. While the full board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee's expertise or charter. For example, the audit committee oversees our financial statements, compliance with legal and regulatory requirements and the performance of our internal audit function. The board believes that the composition of its committees, and the distribution of the particular expertise of each committee's members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the board's risk oversight function is to receive updates from its committees and management, as appropriate. For example, each year our internal audit director, in coordination with our chief financial officer, develops an audit plan designed to address key legal and financial reporting and internal control risks. This plan is subsequently reviewed and approved by the audit committee, and the internal audit director then meets regularly in an executive session with the audit committee and reports audit results to the committee on a quarterly basis. In addition, the chief administrative officer provides quarterly updates to the audit committee regarding material litigation and legal compliance matters. The audit committee (as well as the other committees of the board) regularly updates the full board as to matters discussed in its committee meetings and seeks input from the full board as necessary and appropriate. In addition to getting direct information from its committees, the board receives updates directly from members of management. In particular, Mr. Lowder, due to his management position, is able to frequently communicate with other members of our management and update the board on at least a quarterly basis on the important aspects of the Company's day-to-day operations. The board also receives regular updates from our chief administrative officer regarding legal and regulatory developments and policies and mitigation plans intended to address the related risks. Management also has direct access to the chairperson of each board committee and our lead trustee.

Communication with the Board of Trustees

The Company has a process for addressing letters received by the Company and addressed to the board of trustees or certain members of the board. Through this process, any person, including our shareholders, may communicate with the board of trustees, the chairman of the board, the lead trustee or with non-management trustees as a group. The communication should be addressed to the relevant individual or group and sent to the following address by U.S. mail, overnight courier or hand delivery: c/o Corporate Secretary, Colonial Properties Trust, 2101 Sixth Avenue North, Suite 750, Birmingham, AL 35203. The communication should prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Corporate Secretary that it is a communication subject to this policy. Each such communication received by the Corporate Secretary shall be copied for the files of the Company. After copying such communication, the Corporate Secretary shall promptly forward such communication (by U.S. mail or other reasonable means determined by the Corporate Secretary) to the relevant individual or group to which the communication was addressed. The Corporate Secretary shall not be required to forward any communication determined in his good faith belief to be frivolous.

Trustee Candidate Review

Our board of trustees has adopted policies and procedures regarding trustee candidate review. The governance committee is responsible for evaluation of the size of the board and reviewing the need for new or additional trustees for the board through its annual evaluation. If it is determined that there is a need for a new trustee, the candidates will be considered by the governance committee based on their qualifications, specific qualities and skills, as set forth in the corporate governance guidelines. The corporate governance guidelines provide that trustees must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. Trustees should have an inquisitive and objective perspective, practical wisdom and mature judgment. Neither the governance committee nor the board has adopted a formal policy with respect to diversity of its trustees. However, in connection with its overall trustee candidate review, the governance committee does consider issues of diversity of experience at policymaking levels in business, government, education, technology and other areas that are relevant to the Company's activities. Trustees must be willing and able to devote sufficient time to carrying out their duties effectively. The governance committee takes into account the other demands on the time of a candidate, including, for example, occupation and memberships on other boards.

To identify trustee candidates, the governance committee (1) inquires of each current trustee whose term is expiring whether such trustee desires to be considered as a trustee candidate at the next annual meeting, (2) obtains trustee candidates from shareholder recommendations as described below, and (3) if determined appropriate under the circumstances by the governance committee, obtains trustee candidates from a search firm or from other available sources determined by the governance committee.

The governance committee will consider trustee candidates recommended by shareholders. A trustee candidate recommendation should be addressed to the chairman of the governance committee and sent to the Company's Corporate Secretary by U.S. mail, overnight courier or hand delivery to Chairman, Governance Committee, c/o Corporate Secretary, Colonial Properties Trust, 2101 6th Avenue North, Suite 750, Birmingham, AL 35203. The trustee candidate recommendation should display the legend “Shareholder Trustee Candidate Recommendation” in order to indicate to the Corporate Secretary that it is a trustee candidate recommendation subject to this policy.

The Corporate Secretary must receive all such candidate recommendations no later than October 1 of the year preceding the annual meeting for which the trustee candidate is being recommended for nomination. The following information must accompany each trustee candidate recommendation:

•
an affidavit from the trustee candidate stating that, if elected, the trustee candidate is willing and able to serve on the board of trustees for the full term to which the trustee candidate would be elected;

•	an executed trustee questionnaire, identical to the one completed by each of the Company's trustees on an annual basis (which is available by contacting the Corporate Secretary at 800-645-3917);

•
a current resume of the trustee candidate, listing positions currently held and for the last ten years, education level attained, directorships currently held and other pertinent biographical information;

•	a written statement from the trustee candidate as to why the trustee candidate wants to serve on the board of trustees and why the trustee candidate believes that he or she is qualified to serve; and

•	contact information, including address and telephone number, for the trustee candidate and recommending shareholder.

To evaluate a new trustee candidate (whether or not shareholder-recommended), the governance committee will (1) consider the qualifications, specific qualities and skills set forth in the corporate governance guidelines, and (2) if determined appropriate under the circumstances by the governance committee, consider personal interviews with the candidate, background investigations, reference checks and other similar activities. The minimum qualifications, specific qualities and skills for any trustee candidate to be recommended by the governance committee for nomination are described from time to time in the Company's corporate governance guidelines. Such corporate governance guidelines currently provide as follows:

“The Governance Committee is responsible for reviewing with the board, annually or more frequently as appropriate, the appropriate skills and characteristics required of trustees (and candidates for nomination) in the context of the current makeup of the board. The Governance Committee screens candidates for membership, considers qualified nominees for Trustees recommended by shareholders and makes recommendations for nominations.
Trustees must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They should also have an inquisitive and objective perspective, practical wisdom and mature judgment.
In making recommendations for nominations, the Governance Committee will also consider issues of diversity of experience at policymaking levels in business, government, education, technology and other areas that are relevant to the Company's activities.”

Committees of the Board of Trustees

In accordance with our bylaws, the board of trustees has established an executive committee, an executive compensation committee, an audit committee and a governance committee.

Executive Committee

Except as limited by law, the executive committee has the authority to act on behalf of the full board of trustees, including the authority, subject to our conflict of interest policies, to approve the acquisition and disposition of real property and the power to authorize the execution of certain contracts and agreements, including those related to the borrowing of money and joint venture arrangements, on our behalf and on behalf of Colonial Realty Limited Partnership, our operating partnership, of which we are the sole general partner. The executive committee met six times in 2010.

Executive Compensation Committee

The executive compensation committee consists entirely of independent trustees. Independence for compensation committee members is defined by the listing standards of the NYSE. The executive compensation committee was established to determine compensation for our executive officers and to administer our restricted share, share option and annual incentive plans. The board of trustees has adopted a written charter for the executive compensation committee, a copy of which is available on the Company's website at www.colonialprop.com. A copy of this charter also is available, without charge, by writing to: Corporate Secretary of Colonial Properties Trust, 2101 6th Avenue North, Suite 750, Birmingham, AL 35203. The executive compensation committee met five times during 2010.

The executive compensation committee is responsible for all elements of the named executive officer compensation program and the equity component of the non-officer compensation program, and works closely with the entire board of trustees in the execution of its duties. For example, the executive compensation committee is responsible for establishing base salaries for the named executive officers, for establishing the annual incentive plan performance measures and related goals for the named executive officer group, and for determining and approving the number of long-term incentive awards under the Company's equity plans with respect to the named executive officers. The executive compensation committee may delegate its authority to any subcommittee the executive compensation committee deems appropriate, which must report to the executive compensation committee. The executive compensation committee has delegated to the chair of the executive compensation committee the authority, between meetings of the executive compensation committee, to grant options and restricted shares under the 2008 Omnibus Incentive Plan (“Omnibus Incentive Plan”) to employees other than our executive officers. The chair of the executive compensation committee notifies the other members of the executive compensation committee at a subsequent meeting of equity awards approved by the chair between meetings.

In fulfilling its responsibilities, the executive compensation committee reviews recommendations made by the chief executive officer for base salary increases for all of the named executive officers, other than himself, for the measures and related goals to be used in the annual incentive plan for a fiscal year, and any proposed changes to the peer group. The executive compensation committee reviews relevant data and these recommendations and makes all final determinations on issues within the scope of its authority.

The executive compensation committee meets a minimum of once a quarter to discuss the Company's named executive officer compensation program and in particular, base salary, annual incentives and long-term incentives. The executive compensation committee members agree early in the fiscal year upon anticipated items to be covered over the course of that year, and for each meeting, the Chairman of the executive compensation committee and management review and finalize the proposed agenda.

To assist in its efforts in 2010, the executive compensation committee re-engaged Hay Group directly as its compensation consultant for the most recently completed fiscal year. Hay Group provided detailed market data that the executive compensation committee determined was relevant in developing an understanding of current executive compensation levels and practices at the Company's peer group and to provide market context for its decisions. The executive compensation committee also requested that Hay Group provide alternative ways in which to address compensation decisions for the consideration of the executive compensation committee, and to assist the committee in developing the proposed amendments to the 2008 Omnibus Incentive Plan.

Audit Committee

The audit committee consists entirely of independent trustees. Independence for audit committee members is defined by the NYSE listing standards. The audit committee, among other things, assists the board of trustees in oversight of the integrity of the Company's financial statements, oversees the work of the independent accountants, and facilitates the development and maintenance of adequate internal, financial and audit procedures. The audit committee also serves as the qualified legal compliance committee under Part 205 of the Securities and Exchange Commission rules. The board of trustees has adopted a written charter for the audit committee, a copy of which is available on the Company's website at www.colonialprop.com. A copy of this charter is also available, without charge, by writing to: Corporate Secretary of Colonial Properties Trust, 2101 6th Avenue North, Suite 750, Birmingham, AL 35203. The audit committee charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Securities Exchange Act of 1934, as amended, or Exchange Act, and applicable rules and regulations of the SEC, all as in effect from time to time. The board of trustees has determined that each member of the audit committee met the foregoing requirements in 2010. The board of trustees has determined that Mr. Spiegel is an “audit committee financial expert” as defined under SEC rules and regulations. The audit committee met eight times during 2010.

Governance Committee

The governance committee consists entirely of independent trustees. Independence for governance committee members is defined by the NYSE listing standards. The governance committee has a charter available on the Company's website at www.colonialprop.com. A copy of this charter is also available, without charge, by writing to: Corporate Secretary of Colonial Properties Trust, 2101 6th Avenue North, Suite 750, Birmingham, AL 35203. The governance committee, among other things, evaluates and recommends to our board of trustees nominees for election to the board of trustees at each annual meeting of shareholders or for election to fill vacancies arising between annual meetings as a result of retirement, death, inability to serve, resignation, increase in the number of members of the board of trustees, or any other reason. In addition, the governance committee is responsible for developing and implementing our corporate governance guidelines, available on the Company's website at www.colonialprop.com, and developing and implementing our code of ethical conduct for all employees, officers and trustees. A copy of the corporate governance guidelines is also available, without charge, by writing to: Corporate Secretary of Colonial Properties Trust, 2101 6th Avenue North, Suite 750, Birmingham, AL 35203. The governance committee is also charged with the task of ensuring we are in compliance with all NYSE listing requirements. The governance committee is willing to consider appropriate trustee nominees whose names are submitted in writing by shareholders in accordance with the Company's policies regarding trustee nominations. The governance committee met four times during 2010.

Committee Membership

The following table sets forth the present membership of the above-referenced committees:

Independent Trustees	Audit	Compensation	Executive	Governance
Carl F. Bailey	M		M	C
Edwin M. Crawford
William M. Johnson		M	M
Glade M. Knight*			M
Herbert A. Meisler	M	M
Claude B. Nielsen		C		M
Harold W. Ripps			M
John W. Spiegel	C	M		M
Non-Independent Trustees	Audit	Compensation	Executive	Governance
M. Miller Gorrie			C
James K. Lowder			M
Thomas H. Lowder			M

"M" signifies a member and "C" signifies a chairman.
*As discussed above, Mr. Knight in not standing for re-election and his current term will expire at this meeting.

Board of Trustees Assessment of Independence

Our board of trustees annually conducts an assessment of the independence of each trustee in accordance with our corporate governance guidelines, applicable rules and regulations of the SEC, and the corporate governance standards of the NYSE. The board assesses each trustee's independence by reviewing any potential conflicts of interest and significant outside relationships. In determining each trustee's independence, the board broadly considers all relevant facts and circumstances, including specific criteria included in the NYSE's corporate governance standards. For these purposes, the NYSE requires the board to consider certain relationships that existed during a three-year look-back period. The board considers the issue not merely from the standpoint of a trustee, but also from the standpoint of persons or organizations with which the trustee has an affiliation.

Our board of trustees has evaluated the status of each trustee and has affirmatively determined, after broadly considering all facts and circumstances that each of Carl F. Bailey, Edwin M. Crawford, William M. Johnson, Glade M. Knight, Herbert A. Meisler, Claude B. Nielsen, Harold W. Ripps and John W. Spiegel are “independent,” as such term is defined in the NYSE's listing standards.

In making its independence determinations, the board considered that each of Messrs. Bailey, Crawford, Johnson, Knight, Meisler, Ripps and Spiegel has no known relationship with the Company. In determining that Mr. Nielsen met the criteria for independence under the NYSE listing standards, the board considered the following:

•
Until May 2010, Mr. Nielsen was a director of Regions Financial Corporation, which participates in the Company's credit facility. In light of the fact that Mr. Nielsen was not a director of Regions Financial Corporation at the time we began our relationship with Regions Financial Corporation, no family member of Mr. Nielsen's family is an executive officer of Regions Financial Corporation, Mr. Nielsen received no compensation from Regions Financial Corporation other than director and committee fees, and Mr. Nielsen received no compensation or other payments from Regions Financial Corporation arising from his or Regions Financial Corporation's relationship with the Company, the board of trustees determined that Mr. Nielsen is also “independent” pursuant to the NYSE's listing standards because the board does not consider this relationship to be material.

Thomas H. Lowder is not independent because he is an executive officer of the Company. James K. Lowder is not independent as he is Thomas H. Lowder's brother. M. Miller Gorrie is not independent because of his relationships with the Company as more fully described under “Certain Relationships and Related Transactions.”

In connection with its review of independence our board of trustees has also applied the following categorical independence standard:

“If a trustee serves as an officer, director or trustee of a charitable organization and the Company's discretionary charitable contributions to the organization are less than one percent of that organization's total annual charitable receipts, such relationship will not be considered to be a material relationship that would impair a Trustee's independence.”
Each of the independent trustees satisfied this standard (if applicable to such trustee).

Code of Ethical Conduct

The Company has a code of ethical conduct, which is designed to promote honest and ethical conduct and to deter wrongdoing at all levels of the Company's organization. All employees, officers and trustees of the Company, including the Company's principal executive officer, principal financial officer and principal accounting officer, are bound by the code of ethical conduct. A copy of the code of ethical conduct is available on the Company's website at www.colonialprop.com or by request a copy will be sent via U.S. mail and is available in print to any shareholder who requests it from the Corporate Secretary of Colonial Properties Trust, 2101 6th Avenue North, Suite 750, Birmingham, AL 35203.

APPROVAL OF AMENDMENTS TO THE
COLONIAL PROPERTIES TRUST 2008 OMNIBUS INCENTIVE PLAN
(Proposal 2)

Overview

We are asking our shareholders to approve amendments to Sections 4.1, 4.3 and 5.2 of the Colonial Properties Trust 2008 Omnibus Incentive Plan. If approved by our shareholders, the amendments would:

(1)    increase the total number of common shares reserved for issuance under the Omnibus Incentive Plan by 5.7 million shares;

(2)    provide that each full value share award granted on or after April 27, 2011 will count as 3.06 shares against the total number of shares available for issuance under the Omnibus Incentive Plan; and

(3)    extend the term of the Omnibus Incentive Plan for a period of ten years beginning April 27, 2011.

In addition, the board of trustees has made certain other amendments and clarifying changes to the Omnibus Incentive Plan that do not require approval by our shareholders, including to:

•	decrease the maximum term of future option and share appreciation rights awards to seven years from ten years;

•	provide that any future awards granted under the Omnibus Incentive Plan will be subject to any clawback or recoupment policy that we may adopt in the future;

•	amend the existing provision prohibiting the repricing of options and share appreciation rights so that it is expanded to more closely align with current pay practices;

•	clarify that dividends paid on restricted shares or restricted share units that are earned based upon the achievement of performance goals shall not vest unless such performance goals are achieved;

•
provide that actions taken by the executive compensation committee are effective whether or not committee members are later determined not to have satisfied membership requirements for the committee; and

•	clarify that service to an affiliate of the Company ends if the affiliate ceases to be an affiliate unless the participant transfers the service relationship to the Company or a remaining affiliate.

As of February 18, 2011, there were 1,871,873 common shares subject to outstanding grants and 444,557 shares available for future grants under the Omnibus Incentive Plan. Included in the number of shares subject to outstanding grants are 1,202,278 shares subject to options with a weighted average exercise price of $15.10 and a weighted average remaining term of 9.0 years, and 669,595 restricted shares. As of February 18, 2011, the closing price of our common shares was $19.13 per share as reported on the NYSE. Also, as of February 18, 2011, there were six executive officers, 997 other employees and ten non-employee trustees of the Company and its subsidiaries who were eligible to participate in the Omnibus Incentive Plan (although not all persons eligible to participate are expected to receive grants of awards under the Omnibus Incentive Plan).

The board of trustees believes that the Omnibus Incentive Plan is important to our continued success. The purpose of the Omnibus Incentive Plan is to attract and retain highly qualified officers, trustees, key employees and other key individuals and to motivate these individuals to serve the Company and to expend maximum effort to improve the business results and earnings of the Company by providing these individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the board of trustees, a grant under the Omnibus Incentive Plan will be a valuable incentive and will ultimately benefit our shareholders by aligning more closely the interests of Plan participants with those of our shareholders.

Shareholder approval of the amendments of Sections 4.1, 4.3 and 5.2 is required by the NYSE. If our shareholders do not approve the amendments to the Omnibus Incentive Plan, Sections 4.1, 4.3 and 5.2 of the Omnibus Incentive Plan will continue in effect under the terms currently in place. The Board believes that approval of the amendments to Sections 4.1, 4.3 and 5.2 of the Omnibus Incentive Plan are in the best interests of the Company and its shareholders.

The material features of the Omnibus Incentive Plan, as proposed to be amended, are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Omnibus Incentive Plan, as proposed to be amended, which is included hereto as Appendix A.

Description of the Omnibus Incentive Plan

Purpose

The purpose of the Omnibus Incentive Plan is to attract and retain highly qualified officers, trustees, key employees and other key individuals and to motivate these individuals to serve the Company and to expend maximum effort to improve the business results and earnings of the Company by providing these individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

Administration

The Omnibus Incentive Plan is administered by the executive compensation committee of the board of trustees. The members of the executive compensation committee qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, meet the requirements of Rule 16b-3 of the Exchange Act and comply with the independence requirements of the NYSE; however, any action taken by the executive compensation committee will be valid and effective whether or not members of the committee are later determined not to have satisfied the foregoing definitions and requirements at the time of taking such action. Subject to the terms of the Omnibus Incentive Plan, the executive compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the Omnibus Incentive Plan. Members of the executive compensation committee serve at the pleasure of the board of trustees. The board of trustees may also appoint one or more separate committees, each composed of one or more trustees who need not satisfy the independence requirements described above which may administer the Omnibus Incentive Plan with respect to employees or other service providers who are not officers or trustees of the Company.

Shares Reserved for Issuance under the Omnibus Incentive Plan

As of February 18, 2011, the total number of shares available for issuance under the Omnibus Incentive Plan was 444,557, subject to increase upon future forfeitures of awards under the Omnibus Incentive Plan. Upon shareholder approval of the amendments to the Omnibus Incentive Plan, the total number of shares reserved and available for issuance will be increased by 5.7 million shares. The shares available for issuance under the Omnibus Incentive Plan consist of authorized but unissued common shares or, to the extent permitted by applicable law, issued common shares that have been reacquired by the Company.

The Omnibus Incentive Plan uses a so-called “fungible share pool” pursuant to which each award of a restricted share, share unit, performance share, performance unit or unrestricted share (these are referred to as “full value awards”) granted prior to April 27, 2011 counts as 3.60 shares against the total number of shares available for issuance under the Omnibus Incentive Plan. Full value awards granted on or after April 27, 2011 count as 3.06 shares against the total number of shares available for issuance under the Omnibus Incentive Plan. All other awards, including share options and share appreciation rights, count as 1.0 shares against the total number of shares available for issuance under the Omnibus Incentive Plan. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the Omnibus Incentive Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Omnibus Incentive Plan. However, the number of shares available for issuance under the Omnibus Incentive Plan will not be increased by any shares tendered or award surrendered in connection with the purchase of shares upon exercise of an option or any shares deducted from an award payment in connection with the Company's tax withholding obligations.

Eligibility

Awards may be made under the Omnibus Incentive Plan to employees or trustees of or consultants to the Company or any of our affiliates, including any employee who is an officer or trustee of us or of any affiliate, and to any other individual whose participation in the Omnibus Incentive Plan is determined to be in the best interests of the Company by the board of trustees.

Amendment or Termination of the Omnibus Incentive Plan

The board of trustees may terminate or amend the Omnibus Incentive Plan at any time and for any reason. The Omnibus Incentive Plan shall terminate in any event on April 27, 2021. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code, the NYSE or other applicable laws, rules or regulations.

Options

The Omnibus Incentive Plan permits the granting of options to purchase shares intended to qualify as incentive share options under the Internal Revenue Code and share options that do not qualify as incentive share options.

The exercise price of each share option may not be less than 100% of the fair market value of our common shares on the date of grant. The fair market value is generally determined as the closing price, on the NYSE, of the common shares on the date of grant. In the case of certain 10% shareholders who receive incentive share options, the exercise price may not be less than 110% of the fair market value of the common shares on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee's share option from his or her former employer.

The term of each share option is fixed by the executive compensation committee and may not exceed seven years from the date of grant. The executive compensation committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the executive compensation committee.

In general, an optionee may pay the exercise price of an option by cash or certified check, or, if an award agreement so provides, by tendering shares or by means of a broker-assisted cashless exercise.

Except in connection with a share dividend, share split, merger, combination or other similar event, the Company may not, without shareholder approval, amend the terms of outstanding options or share appreciation rights to reduce the exercise price, cancel outstanding options or share appreciation in exchange for options or share appreciation rights with a lower exercise price, or cancel outstanding options or share appreciation rights with an exercise price below the current share price in exchange for cash or other securities.

Share options and share appreciation rights granted under the Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards

The executive compensation committee may also make the following types of awards.

Unrestricted shares

Unrestricted shares are shares, granted at no cost or for a purchase price determined by the executive compensation committee, which are free from any restrictions under the Omnibus Incentive Plan. Unrestricted shares may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of, or in addition to, any cash compensation to be paid to participants.

Restricted shares

Restricted share awards consist of common shares, which may be granted at no cost or for a purchase price determined by the executive compensation committee, subject to terms and restrictions set forth by the executive compensation committee. The executive compensation committee may prescribe restrictions, including the satisfaction of corporate or individual performance objectives, applicable to all or any portion of restricted shares, and may establish a period of time during which those restrictions apply to restricted shares.

Restricted shares that vest solely by the passage of time shall not vest in full in less than three years from the grant date. Those that vest, or for which vesting may be accelerated, by achieving performance targets shall not vest in full in less than one year from the grant date, subject to some exceptions. Restricted shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any other restrictions prescribed by the executive compensation committee.

Unless the executive compensation committee provides otherwise, holders of restricted shares shall have the right to vote such shares and the right to receive any dividends declared or paid with respect to such shares. The executive compensation committee may provide that any dividends paid on restricted shares must be reinvested in common shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such restricted shares. Dividends paid on restricted shares that vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such restricted shares are achieved.

Share units

A share unit is a right that represents the equivalent of a common share. The same terms and restrictions as may be set forth by the executive compensation committee with respect to restricted shares apply to share units. However, holders of share units shall have no rights as shareholders and only have rights as a general creditor of the Company. The executive compensation committee may provide that the holder of share units shall be entitled to receive a cash payment for each share unit held equal to the per-share dividend paid on common shares. Such cash payments paid in connection with share units that vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such share units are achieved. The executive compensation committee may also provide that such cash payment will be deemed reinvested in additional share units at a price per unit equal to the fair market value of a common share on the date that such dividend is paid.

Share appreciation rights

A share appreciation right is an award that gives the holder the right to receive a number of shares or, in the discretion of the executive compensation committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the executive compensation committee.

The executive compensation committee shall determine, among other things, the time at which and the circumstances under which a share appreciation right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements) and the time at which share appreciation rights shall cease to be or become exercisable following termination of service or upon other conditions. Each share appreciation right granted shall terminate, and all rights thereunder shall cease, upon the expiration of seven years from the grant date, or earlier, under such circumstances as set forth by the executive compensation committee.

Performance share and performance units

These awards are restricted shares and share units that vest subject to achievement of specified goals tied to business criteria set by the executive compensation committee. Payment of earned performance units or performance units shall be determined by the executive compensation committee.

Clawback, Recoupment and Forfeiture

Any future award granted pursuant to the Omnibus Incentive Plan shall be subject to mandatory repayment by the award recipient to the extent the recipient is, or in the future becomes, subject to any clawback or recoupment policy that we may adopt. In addition, if we are required to prepare an accounting restatement, an award recipient shall forfeit any cash or shares received in connection with a future award if the award was based on the achievement of performance goals that are later determined not to have been achieved due to the accounting restatement.

Effect of Certain Corporate Transactions

Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Share Dividends and Similar Events

The executive compensation committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Omnibus Incentive Plan, including the individual limitations on awards, to reflect share dividends, share splits and other similar events.

Federal Income Tax Consequences

Incentive Share Options

The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive share option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our shares received pursuant to the exercise of an incentive share option will be taxed as long-term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive share option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the shares in an amount generally equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with certain reporting requirements.

Non-Qualified Options

The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income as long as we comply with applicable reporting requirements.

A grantee who has transferred a non-qualified share option to a family member by gift will realize taxable income at the time the non-qualified share option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified share options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee's estate for estate tax purposes.

In the event a grantee transfers a non-qualified share option to his or her ex-spouse incident to the grantee's divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Shares

A grantee who is awarded restricted shares will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the shares are subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Share Units

There are no immediate tax consequences of receiving an award of share units under the Omnibus Incentive Plan. A grantee who is awarded share units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Share Appreciation Rights

There are no immediate tax consequences of receiving an award of share appreciation rights under the Omnibus Incentive Plan. Upon exercising a share appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Shares

Participants who are awarded unrestricted shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G

To the extent payments which are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A

The Company intends for awards granted under the Omnibus Incentive Plan to comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the Omnibus Incentive Plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

New Plan Benefits

Because participation and the types of awards under the Omnibus Incentive Plan are discretionary, the benefits or amounts that will be received in the future by any participant or groups of participants if the amendment to the Omnibus Incentive Plan is approved are not currently determinable. None of the additional shares authorized by the amendment to the Omnibus Incentive Plan has been awarded to any of our officers, employees or trustees, and none of the shares has been awarded (or promised to be awarded) subject to approval of the amendments to the Omnibus Incentive Plan.

Existing Plan Benefits

The following table sets forth information with respect to options and other awards previously granted under the Omnibus Plan.

Name and Position	Number of Shares
Thomas H. Lowder
Chairman and Chief Executive Officer	528,204
C. Reynolds Thompson, III
President and Chief Financial Officer	399,193
Paul F. Earle
Chief Operating Officer	345,956
John P. Rigrish
Chief Administrative Officer and Corporate Secretary	100,589
Jerry A. Brewer
Executive Vice President - Finance	81,288
Executive Officers as a Group	1,535,981
Non-Executive Trustees as a Group	179,775
Non-Executive Employees as a Group	644,787

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information, as of December 31, 2010, relating to our equity compensation plans pursuant to which options to purchase common shares and restricted common shares may be granted from time to time.

Plan Category	Number of securites to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,670,585	$19.84	1,837,925
Equity compensation plans not approved by security holders	—	—	—
Total	1,670,585	$19.84	1,837,925

(1) These plans include the Company's 2008 Omnibus Incentive Plan, Third Amended and Restated Employee Share Option and Restricted Share Plan, as amended in 1998 and 2006, Non-Employee Trustee Share Plan, as amended in 1997, and Trustee Share Option Plan, as amended in 1997.

Vote Required

Approval of the amendments to Sections 4.1, 4.3 and 5.2 of the Omnibus Incentive Plan requires the affirmative vote of a majority of all votes cast on the proposal at the meeting, assuming a quorum is present, provided that the number of votes cast for this proposal represents over 50% in interest of all outstanding shares entitled to vote on the proposal. To understand how your votes are counted for the purpose of this proposal, see “Voting Procedures and Costs of Proxy Solicitation.”

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENTS TO SECTIONS 4.1, 4.3 AND 5.2 OF THE COLONIAL PROPERTIES TRUST 2008 OMNIBUS INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

In compliance with the requirements of the NYSE listing standards, our audit committee operates under a formal written charter approved by our board of trustees. The audit committee performed an annual review and reassessment of the adequacy of the audit committee charter in 2010. In connection with the performance of its responsibility under its charter, the audit committee has:

•	Reviewed and discussed our audited financial statements with management;

•
Discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
Received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the audit committee concerning independence, and has discussed with the independent auditors the independent auditors' independence; and

•
Recommended, based on the review and discussion noted above, to our board of trustees that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

The audit committee has also considered whether the independent registered public accounting firm's provision of non-audit services to us is compatible with maintaining their independence.

Date: February 23, 2011

Members of the audit committee:

John W. Spiegel, Chairman
Carl F. Bailey
Herbert A. Meisler

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)

We are submitting for ratification by our shareholders the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Deloitte & Touche LLP became our independent registered public accounting firm, effective August 4, 2009, and was previously appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Prior to August 4, 2009, our independent registered public accounting firm was PricewaterhouseCoopers LLP. See “Previous Change in Certifying Accountant” below.

After careful consideration of the matter and in recognition of the importance of this issue to our shareholders, the board of trustees has determined that it is in the best interests of the Company and our shareholders to seek the ratification by our shareholders of our audit committee's selection of our independent registered public accounting firm. Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Summary of Audit Fees

The following table sets forth the aggregate fees billed to us by Deloitte & Touche LLP for the years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees (1)	$670,000	$670,000
Audit Related Fees (2)	122,785	28,675
Tax Fees (3)	346,791	673,279
All Other Fees	—	—
Total	$1,139,576	$1,371,954

(1) Services consisted of audit services to our consolidated financial statements and effectiveness of internal controls over financial reporting, and quarterly reviews of the consolidated financial statements in our Forms 10-Q.

(2) Services consist consideration of accounting issues, consultation on transactions, auditor consents and reviews of registration statements.

(3) Services consisted of tax preparation and compliance as well as tax planning and tax consulting for us and certain of our subsidiaries and joint ventures.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP requires the approval of a majority of all votes cast at the meeting at which a quorum is present. To understand how your votes are counted for the purpose of ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, see “Voting Procedures and Costs of Proxy Solicitation.” Even if the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is ratified, our board of trustees and the audit committee may, in their discretion, change that appointment at any time during the year should they determine such a change would be in our and our shareholders' best interests. In the event that the appointment of Deloitte & Touche LLP is not ratified, the audit committee of our board of trustees will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

Pre-Approval Policy for Services by Auditor

The Company has a policy for the pre-approval of services provided by the independent auditor. The policy was adopted to ensure that the provision of services by the independent auditor does not impair the auditor's independence. Under the policy, the audit committee has pre-approved particular audit and non-audit services, which are detailed in the policy, and has pre-approved fee levels for each of these services. The pre-approved fee levels for each service are established periodically by the audit committee. If a service is not listed among the particular audit or non-audit services that are described in the policy, or if the fee for any particular service will exceed the pre-approved fee level, that service requires separate pre-approval by the audit committee. Additionally, the annual audit services engagement terms and fees require separate pre-approval by the audit committee. Requests to provide services requiring separate pre-approval by the audit committee under this policy are submitted to the audit committee by both the independent auditor and the president and chief financial officer, and must include a joint statement as to whether, in their view, the request is consistent with SEC rules on auditor independence. In accordance with this policy, the audit committee approved all services to be performed by the Company's independent registered accounting firm during 2010.

Previous Change in Certifying Accountant

On August 3, 2009, the audit committee approved the dismissal of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009 and the engagement of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009. The dismissal of PricewaterhouseCoopers LLP was effective as of August 4, 2009 and the engagement of Deloitte & Touche LLP was effective as of August 4, 2009.

The reports of PricewaterhouseCoopers LLP on the Company's consolidated financial statements for the fiscal year ended December 31, 2008, which was included in the Company's 2008 Annual Report on Form 10-K, and for the fiscal year ended December 31, 2007, which was included in the Company's 2008 Annual Report on Form 10-K, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company's fiscal years ended December 31, 2008 and 2007, and through August 4, 2009, (i) there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company's fiscal years ended December 31, 2008 and 2007, and through August 4, 2009, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided by Deloitte & Touche LLP to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PricewaterhouseCoopers LLP with a copy of the Current Report on Form 8-K, that disclosed the change in the Company's accountants described above, prior to its filing with the SEC on August 4, 2009 (the “Form 8-K”). The Company requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the SEC stating whether or not PricewaterhouseCoopers LLP agreed with the statements contained in the Form 8-K that related to PricewaterhouseCoopers LLP. A copy of PricewaterhouseCoopers LLP's letter, dated August 4, 2009, is attached as Exhibit 16.1 to the Form 8-K.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Guiding Principles

Colonial Properties Trust's compensation philosophy for all employees is that the compensation program (comprised of base salary, annual incentive bonus, long-term equity grants, and retirement and health and welfare benefits) should correlate to the Company's achievement of financial and non-financial objectives, that any long-term equity-based and cash incentive compensation should be closely aligned with shareholders' interests, and that retirement and health and welfare benefits in general should be available on a competitive and equal basis. This philosophy reflects the Company's key strategic compensation design priorities: paying for performance, retaining key employees for a full career at the Company, providing compensation that is cost-effective to the Company, and focusing on key measures that are consistent with increasing the value of the Company for its shareholders.
In implementing this overall compensation philosophy for the Company's named executive officers, the Company's Executive Compensation Committee (the “Committee”) follows the following guiding principles:

Pay for Performance - The Committee places considerable emphasis on incentive compensation plans that reward the named executive officers for achieving specific operating and financial objectives. The Committee seeks to provide rewards through these incentive plans by measuring performance based on key pre-established measures reflecting the increase in the value of the Company. In past years, the Committee has focused on annual growth in funds from operations (“FFO”), both on a corporate level and business unit level, and total shareholder return, over a multi-year period, which is the increase in the value of a common share including dividends paid. However, the appropriateness of the performance measures is re-evaluated annually. As discussed below, for 2009, the Committee determined to measure performance in a different manner than in the past and continued the same approach for 2010.

Pay Competitively - The Committee believes that the Company must offer competitive total compensation to recruit key executive talent when necessary, and to provide meaningful rewards to our named executive officers so that they are encouraged to remain with the Company. To support competitive pay that also rewards performance, the Committee views total compensation in two ways: compensation that has competitive target levels and compensation that provides actual amounts consistent with the Company's performance. Specifically, our executive compensation program has been structured to provide target total direct compensation (actual base salary, target annual incentive and target long-term incentive grant date value) in the upper quartile (or 75th percentile) of the prevailing market practices of our industry peers. Through the use of base salary and actual annual incentive awards and long-term incentive grants, the Committee seeks to provide actual compensation based on corporate, business unit and/or individual performance, and in particular, seeks to provide actual compensation in the upper quartile (or 75th percentile) of the prevailing market practices of our industry peers when Company performance matches this level (i.e., 75th percentile of the relevant peer group).

Encourage Executive Share Ownership - The Committee believes that a significant portion of each executive's compensation and wealth accumulation opportunities should be tied to the Company's financial performance, share price and dividend performance. We maintain a long-term incentive plan consisting of share options, performance/time-vesting restricted shares, and other forms of equity- and cash-based incentive awards, so that over a period of time, a significant portion of a named executive officer's actual compensation is provided in the form of share-based compensation.

Provide Moderate Retirement and Health and Welfare Benefits - The Committee considers these benefits to be important for each employee, and seeks to provide a moderate level of these benefits in the context of the compensation program for named executive officers.

Summary of the Compensation Program

The following is a summary of the key components of the compensation program for named executive officers:

•	Base Salary - targeted at median of market

•	Annual Incentive - target ranges from 100% to 300% of base salary

•	Long-Term Incentive - same percentage as Annual Incentive

•	No severance agreements

•
No golden parachute or change-of-control arrangements, other than immediate vesting of all restricted shares and share options (which applies to all grants of equity awards under the Omnibus Incentive Plan

•	Benefits - generally the same benefit plan as all employees with the following additions:

◦	Long-term care coverage

◦	Long-term disability coverage (same salary replacement percentage as all employees)

◦	Medical evacuation services

T. Lowder - Chairman & Chief Executive Officer

2010 Target Total Compensation Program

Base Salary
20%
100% Cash
Long Term
Incentive
40%
100% Equity
75% Equity
Annual
Incentive
40%

2010 Actual Total Compensation

Base Salary
22%
100% Cash
Long Term
Incentive
39%
100% Equity
100% Equity
Annual
Incentive
39%

C. Reynolds Thompson, III - President & Chief Financial Officer

2010 Target Total Compensation Program

Base Salary
25%
100% Cash
Long Term
Incentive
38%
100% Equity
75% Equity
25% Cash
Annual
Incentive
37%

2010 Actual Total Compensation

Base Salary
27%
100% Cash
Long Term
Incentive
37%
100% Equity
100% Equity
Annual
Incentive
36%

P. Earle - Chief Operating Officer

2010 Target Total Compensation Program

Base Salary
25%
100% Cash
Long Term
Incentive
38%
100% Equity
75% Equity
25% Cash
Annual
Incentive
37%

2010 Actual Total Compensation

Base Salary
27%
100% Cash
Long Term
Incentive
37%
100% Equity
100% Equity
Annual
Incentive
36%

J. Rigrish - Chief Administrative Officer and Corporate Secretary

2010 Target Total Compensation Program

Base Salary
34%
100% Cash
Long Term
Incentive
33%
100% Equity
75% Equity
25% Cash
Annual
Incentive
33%

2010 Actual Total Compensation

Base Salary
36%
100% Cash
Long Term
Incentive
32%
100% Equity
100% Equity
Annual
Incentive
32%

Input from Chairman/Chief Executive Officer and Compensation Consultant

In fulfilling its responsibilities, as discussed more fully below, the Committee reviews recommendations made by the CEO for base salary increases for all of the named executive officers, other than his own, for the measures and related goals to be used in the annual incentive plan for a fiscal year, and for any proposed changes to the peer group against which performance will be measured. The Committee believes it is valuable to consider the recommendations of the CEO with respect to these matters because, given his knowledge of our operations, the real estate industry generally and our markets in particular, and the day-to-day responsibilities of our named executive officers, he is in a unique position to provide the Committee perspective into the most appropriate measures and goals in light of our business at a given point in time. The Committee, however, makes all final determinations on issues within the scope of its authority, including with respect to these specific recommendations. To assist in its efforts, the Committee engaged Hay Group during fiscal 2010 as its compensation consultant. See “Information Regarding Trustees and Corporate Governance - Committees of the Board of Trustees - Executive Compensation Committee,” above, for more information on the nature and scope of the consultant's assistance to the Committee during fiscal 2010.

Benchmarking

The Committee reviews market data on base salary, annual and long-term incentive compensation, and total direct compensation (the total of base salary, actual annual incentive and actual long-term incentive compensation) paid to executive officers by comparable companies developed by the compensation consultant from the compensation data contained in the proxy statements for these companies.

For fiscal 2010, the Committee determined that the appropriate peer group from which relevant compensation data should be developed is the group of publicly-traded real estate companies with a multifamily property focus that are set forth in the list below. This group is the same group that the Committee determined was appropriate for 2009, when the Committee determined that the peer group should focus more on companies that, like the Company, principally own multifamily properties.

2010 Peer Group of Companies

1	Apartment Investment & Management
2	Associated Estates Realty Corp.
3	Avalon Bay Communities, Inc.
4	BRE Properties, Inc.
5	Camden Property Trust
6	Equity Residential
7	Essex Property Trust, Inc.
8	Home Properties, Inc.
9	Mid-America Apartment Communities, Inc.
10	Post Properties, Inc.
11	United Dominion Realty Trust, Inc.

The Committee used this peer group in the same manner as the prior years' peer group of companies: market data was obtained for the peer group companies to provide the Committee with a context in which to determine whether any base salary adjustments should be made, and whether any revisions to the annual incentive plan's potential payout levels and long-term incentive grant levels should be considered. As discussed above, the Committee targets total direct compensation for each named executive officer in the upper quartile (or 75th percentile) of these companies for upper quartile performance. The specific use of the data developed for 2010 decisions is described below.

Elements of Compensation

Base Salary

As noted above, two of the guiding principles in implementing our total compensation philosophy are to emphasize performance and provide a target level of total direct compensation, which includes base salary, target annual incentive and target long-term incentive compensation, at the upper quartile of the prevailing market practices of our industry peer group. In addition, the Committee takes into consideration its perceived value of the position, both in the context of the market data for similar positions as well as the experience of the individual fulfilling the duties of the position.

The Committee typically establishes base salary ranges for our named executive officers around the median salaries being paid by the peer group companies for comparable positions, and in general seeks to establish actual base salaries near the middle of this range. Once a named executive officer achieves the middle of this range, increases will generally reflect how the Committee perceives the market changes in base salary from one year to the next. This deliberate “de-emphasis” on base salary supports the Committee's objective of putting emphasis on compensation that is performance-based.

The Committee's decisions regarding base salaries do not affect its decisions with regard to any other element of compensation (e.g., the target or actual annual incentive amount or the amount of the long-term incentive award).

After evaluating market changes in base salary since it set 2010 base salaries last year, on January 25, 2011, the Committee approved the following base salaries for each named executive officer:

Name	Title	2011 Base Salary	2010 Base Salary	% of Change
Thomas H. Lowder	Chairman & CEO	$520,000	$500,000	4.0%
C. Reynolds Thompson III	President & CFO	415,000	400,000	3.8%
Paul F. Earle	COO	415,000	400,000	3.8%
John P. Rigrish	CAdmO and Corporate Secretary	200,000	190,000	5.3%
Jerry A. Brewer	EVP - Finance	187,000	180,000	3.9%

Annual Incentive Compensation

Consistent with the Company's objectives described above, the Company's annual incentive plan is designed to provide plan participants with competitive annual incentive compensation opportunities and reward these individuals based on the Company's performance during the performance period. The Committee retains discretion to adjust any payment that is otherwise determined based on the application of the terms of the plan.

The Committee considers the appropriateness of various performance measures on an annual basis. For 2010, the Committee decided to continue the practice adopted in 2009 of using one key Company-level performance indicator (total return compared to peer group total return) as the performance measure for all of the named executive officers, to be measured over the following three distinct time frames: (1) three-year total return as compared to the peer group of companies (i.e., total return from January 1, 2008 to December 31, 2010); (2) two-year total return as compared to the peer group of companies (i.e., total return from January 1, 2009 to December 31, 2010), and (3) one-year total return, as compared to the peer group (i.e., total return from January 1, 2010 to December 31, 2010). “Total Return” is the percent change in the share price plus any dividends, which are assumed to be reinvested in the common shares of a company as of the ex-dividend date, as measured from the beginning date to the end date of the relevant measurement period.

The Committee believes that based on the Company's current business strategy, total return, when compared to the peer group companies, continues to provide an appropriate comparison of performance that is of key importance to shareholders and on which any annual incentive should be based. The Committee determined that measuring total return over a one-year period would reflect the results of the actions taken by senior management in 2010. The Committee determined that the 2010 award also should be impacted by the longer-term impact of actions taken in the prior two years, and thus, even in the context of determining an annual incentive award, the named executive officers must consider the potential longer-term ramifications of their actions on the shareholders of the Company. The Committee considered the periods over which total return was to be measured to be of equal importance and therefore equally weighted the periods in determining the actual incentive amount that could be paid from the annual incentive plan for 2010 performance.

The weighting assigned to each of the these performance measures in determining the final payouts for of the named executive officers is set forth below:

Measure	Weight
Three-Year Total Return	33.33%
Two-Year Total Return	33.33%
One-Year Total Return	33.33%
Total	100.00%

Specific Committee Discretionary Authority Under the Annual Incentive Plan

The Committee determined that in order for any of the named executive officers to be eligible for an annual incentive amount in 2010, the Company's total return for 2010 had to be positive (i.e., shareholders had to recognize a positive total return in 2010), subject to the Committee's ability to exercise its discretion under the circumstances discussed in the next paragraph.

Under the plan, if the Company's total return is negative for 2010, but the Company's one-year total return is at least at the median (50th percentile) of the peer group's one-year total return, then the Committee has the discretion to pay up to twenty percent (20%) of the total incentive amount applicable to a named executive officer. This amount, if paid, would be calculated based on the Company's one-year total return relative to the performance of the peer group. Further, under the plan, the Committee has the discretion to increase an annual incentive amount for a named executive officer by up to twenty percent (20%) if the Company's one-year total return is positive in 2010 and the Company's one-year total return is at least at the median (50th percentile) of the peer group's one-year total return.

The Committee also has the discretion to exercise its judgment in any manner as administrator of the plan, but considered the built-in discretion described above to be important to communicate in advance to the named executive officers, given the recent general economic uncertainties, to help illustrate to the named executive officers the Committee's current thinking regarding specific ways in which discretion could be exercised based on the Committee's perception of Company performance relative to the peer group.

2010 Performance Targets

The amounts actually payable to the named executive officers pursuant to the annual incentive plan are determined based on whether Company performance meets the “threshold” (the 25th percentile), “median” (the 50th percentile), “target” (the 75th percentile) or “maximum” (the 90th percentile) performance level when compared to the peer group results.

•
for the Chairman and Chief Executive Officer, the “threshold” level pays at a maximum of 1% of base salary, the “median” level pays at a maximum of 100% of base salary, the “target” level pays at a maximum of 200% of base salary, and the “maximum” level pays at a maximum of 300% of base salary;

•
for the President and Chief Financial Officer and the Chief Operating Officer, the “threshold” level pays at a maximum of 1% of base salary, the “median” level pays at a maximum of 100% of base salary, the “target” level pays at a maximum of 150% of base salary, and the “maximum” level pays at a maximum of 225% of base salary; and

•
for the other executive officer participants, the “threshold” level pays at a maximum of 1% of base salary, the “median” level pays at a maximum of 50% of base salary, the “target” level pays at a maximum of 100% of base salary, and the “maximum” level pays at a maximum of 150% of base salary.

The Committee determined that the target performance amount (100%, 150% or 200% of the applicable named executive officer's base salary) would provide a level of incentive that is consistent with the compensation philosophy's emphasis on performance and consistent with the goal of providing a targeted total direct compensation at the upper quartile of the market if 75th percentile performance is achieved at the Company level. The Committee developed the other payout level opportunities to provide the emphasis on achieving superior results when compared to the peer group of companies.

The Committee reviews, for each named executive officer, the level of performance for each measure and the individual weighting assigned to each measure. As noted above, the plan has four levels of identified performance goals for each performance measure: (1) threshold; (2) median; (3) target; and (4) maximum. If the performance level for any measure is between two of these identified levels of performance, the actual incentive amount that is payable to the named executive officer derived from the performance measure is “interpolated” using the two identified levels of performance. For example, if three-year total return is at the 37.5th percentile of the peer group, the amount of incentive compensation provided would be interpolated based on the payout amount that would have been paid if the result were at the 25th percentile and 50th percentile of the group (median). If the 25th percentile amount were $10.00 and the 50th percentile amount were $50.00, then the 37.5th percentile would be $19.00.

The amount of annual incentive actually awarded, while impacted by the amount of an executive's base salary (because the award is a multiple of base salary), does not impact or influence the Committee's decisions regarding base salary or any other element of compensation (although, as discussed below, this annual incentive payout amount directly determines the amount of the named executive officer's long-term incentive award for the year).

Payment of Annual Incentive in Restricted Shares

To further align the interests of the named executive officers with the interests of shareholders and to encourage them to take a long-term view of performance, an automatic 75% of their actual annual incentive award, if awarded, is paid in restricted common shares which vest over a three-year period after the grant date in 1/3 increments, which is intended to emphasize the importance of long-term results and the Committee's intention that the ultimate value that a named executive officer receives move hand-in-hand with the value of our common shares (thereby putting the named executive officer at the same upside potential and downside risk as our shareholders).

The remaining 25% of the actual annual incentive award, if awarded, is paid in cash; however, named executive officers may elect to receive any or all of this remaining 25% in restricted common shares. Each named executive officer who elects to receive between 25% and 50% of this remaining cash amount in restricted common shares will receive shares having a market value on the grant date equal to 125% of the amount that was elected to be received in restricted common shares (i.e., an additional 25% in restricted common shares). Each named executive officer who elects to receive more than 50% of this remaining cash amount in restricted common shares will receive shares having a market value on the grant date equal to 140% of the elected amount (i.e., an additional 40% in restricted common shares). The restricted common shares that are converted from the remaining cash portion of the actual annual incentive award (including any increase in the number of shares as described above) vest on the following schedule: 50% of the shares vest at the first anniversary of the grant date of the award; 25% of the shares vest at the second anniversary of the grant date; and the remaining 25% vest at the third anniversary of the grant date.

2010 Annual Incentive Performance Results

The Company's one-year total return for the period ending December 31, 2010 was 60.2%, which was at the 81.8th percentile of the peer group. The Company's two-year total return for the period ending December 31, 2010 was 147.9%, which was at the 100th percentile of the peer group. The Company's three-year total return for the period ending December 31, 2010 was 0.6%, which was at the zero percentile of the peer group.

Based on these results, on January 25, 2011, the Committee approved the following annual incentive compensation awards to each of the following named executive officers: Thomas H. Lowder — $908,798; C. Reynolds Thompson, III — $545,279; Paul F. Earle — $545,279; John P. Rigrish — $172,672; and Jerry A. Brewer — $163,584.

Based on these amounts and the 2010 annual incentive plan payout structure, on January 25, 2011, the following restricted common share grants were approved by the Committee with respect to the 75% portion of the annual incentive award for each named executive officer who received an award that must be paid in restricted common shares pursuant to the plan terms described above: Mr. Lowder — 35,723 shares; Mr. Thompson — 21,434 shares; Mr. Earle — 21,434 shares; Mr. Rigrish — 6,787 shares; and Mr. Brewer — 6,430 shares. As noted above, these restricted common share awards will vest in three equal annual installments beginning on the first anniversary of the grant date. The number of shares granted was based on the closing price of a common share on January 25, 2011.

In addition, with respect to the remaining 25% of the approved 2010 annual incentive award: (1) each of Messrs. Lowder, Thompson, Earle and Rigrish elected to receive the remaining 25% of his annual incentive award in the form of restricted common shares and (2) Mr. Brewer elected to receive the remaining 25% of his 2010 annual incentive award in cash. Thus, the following restricted common share grants also were approved by the Committee on January 25, 2011 in lieu of cash payments: Mr. Lowder — 16,671; Mr. Thompson — 10,002; Mr. Earle — 10,002 shares; and Mr. Rigrish — 3,167 shares. These restricted common share awards are subject to a three-year vesting period - 50% will vest on the first anniversary of the grant date and 25% will vest on each of the second and third anniversaries of the grant date. The number of shares granted was based on the closing price of a common share on January 25, 2011.

Long-Term Incentive Compensation

As noted above, our compensation philosophy seeks to align closely any long-term incentive compensation with shareholders' interests, and one of our guiding principles is to emphasize performance when determining actual compensation for our named executive officers. The Committee believes that to implement our philosophy and to follow our guiding principles, our named executive officers should have an ongoing stake in the success of the business (as well as exposure to downside equity performance risk) and that key employees should have their long-term incentive compensation paid in the form of equity awards, since share-related compensation is directly tied to shareholder value. Furthermore, the Committee recognizes that for our named executive officers, the economic success of many projects, and the total compensation to the named executive officers who are responsible for the overall operation of these projects, should be evaluated over a multi-year time horizon, and firmly believes that over time, the value of the Company is reflected in total return in which the named executive officers can share by receiving and holding their long-term incentive compensation in the form of equity grants.

For 2010, the Committee determined that long-term incentive compensation for our named executive officers would continue to be provided through a combination of share options and restricted share awards. These executive officers generally are awarded a maximum value equal to 100% of their actual annual incentive award for the year, in an equal split between option shares and restricted shares. The Committee determined several years ago to provide for long-term incentive compensation based on annual results so that the grant date value of long-term incentive compensation would be derived from achieving annual corporate goals, and that the anticipated growth in the value of these incentives would be derived by annual increases in the value of the Company. At the same time, the Committee determined to provide a mix of full-value (restricted shares) and net appreciation value (option shares) awards, and determined that an even split of the value between these two types of awards achieved the appropriate mix and an appropriate upside opportunity.

Consistent with this philosophy, on January 25, 2011, the Committee approved the following long-term incentive compensation option share awards and restricted common share awards for Messrs. Lowder, Thompson, Earle, Rigrish and Brewer: Mr. Lowder — 119,077 option shares and 23,815 restricted common shares; Mr. Thompson — 71,446 option shares and 14,289 restricted common shares; Mr. Earle — 71,446 option shares and 14,289 restricted common shares; Mr. Rigrish — 22,625 option shares and 4,525 restricted common shares; and Mr. Brewer —21,434 option shares and 4,287 restricted common shares. These restricted common share awards will vest in five equal annual installments beginning on the first anniversary of the grant date, and the option share awards will vest 100% on the third anniversary of the grant date.

Retirement, Health & Welfare, Perquisite and Post-Termination Compensation

The Committee believes, as noted above, that an appropriate level of retirement and health and welfare benefits should be available to all employees, with no distinction made among any groups of employees other than as required by applicable tax rules and with certain exceptions described below. Consequently, the emphasis in the compensation program for named executive officers is on the pay-for-performance elements and the amount of the retirement benefit to be provided is not considered when examining and determining the other elements of each named executive officer's compensation (either targeted or actual).

The Committee determined that it is appropriate for the Company to provide the named executive officers with long-term care policies and with long-term disability coverage that provides for the same level of replacement income (as a percentage of base salary) as generally available to all other employees. In addition, the Committee determined to provide MedJet premiums to Messrs. Lowder, Thompson, Earle and Rigrish. (MedJet is a medical evacuation services policy that would provide transport to the covered named executive officer's preferred medical facility.) The Committee annually reviews these benefits to determine if any changes need to be made.

The Company has no established severance policy, and no special severance or change of control arrangements are in place for any named executive officer.

Option and Restricted Share Grant Practices

The Committee typically reviews and approves the amount of the annual incentive to be paid to each named executive officer for the preceding year at the next regularly scheduled meeting after performance results for that year became available. The meeting date is also the date as of which (1) the total number of restricted shares to be granted is determined, based on the amount of the annual incentive to be provided to each named executive officer and his respective election to convert actual annual incentive awards into restricted shares, and (2) the long-term incentive award (as noted above, split equally, based on value, between restricted shares and option shares) is determined, which is based on the results from the annual incentive plan.

The nature of the performance measures used in the 2010 annual incentive plan allowed the Committee to review 2010 performance results in January 2011. Consequently, the Committee made the determinations on January 25, 2011 as described above. As a result, the exercise price of the options granted to each named executive officer was based on the closing price of a common share on January 25, 2011. This approach is consistent with the terms of the Omnibus Incentive Plan. All of the restricted share and option share awards granted on January 25, 2011 were granted under the Omnibus Incentive Plan.

Named Executive Officer Ownership and Holding Guidelines

Consistent with the Committee's goal of emphasizing a longer-term view of service to the Company, the board of trustees adopted the following ownership guidelines applicable to each named executive officer, which appear in the Company's Corporate Governance Guidelines published on the Company's website. These ownership guidelines are as follows:

•	Every executive is expected to achieve an ownership stake in the Company that is significant in comparison with his or her salary. The expected requirements are as follows:

◦	Chief Executive Officer 5x Base Salary

◦	President & Chief Financial Officer 2x Base Salary

◦	Chief Operating Officer 2x Base Salary

◦	All Executive Vice Presidents 1x Base Salary
(including CAO, and CAdmO,)

•
Ownership requirements are expected to be met by current executive officers by 12/31/2012 (any new executive officers must meet the ownership requirements within three years of attainment of executive officer status, or promotion to a level of higher ownership expectation, whichever occurs later).

•
Other shares or units eligible to count toward these requirements are the value of shares or units owned, shares which are deferred in the Company's savings and deferred compensation program (401(k)) and restricted shares. Unexercised share options are not counted in calculating ownership.

•	Recipients of grants of restricted shares under the annual and long term incentive compensation programs described above must hold 50% of the after-tax shares for five years or until retirement.

All of the named executive officers have achieved the requisite ownership level.

$1 Million Pay Deductibility Limit

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer) for any fiscal year, who are referred to as “covered employees” under Section 162(m). Certain “performance-based compensation” is excluded from this $1 million cap. The Company believes, however, that because of the structure of the Company and its affiliates, it does not have “covered employees” whose compensation is subject to the $1 million deduction limit under Section 162(m). Since the Company qualifies as a REIT under the Internal Revenue Code and is generally not subject to Federal income taxes, if compensation were required to (but did not) qualify for deduction under Section 162(m), the payment of compensation that fails to satisfy the requirements of Section 162(m) would not have a material adverse consequence to the Company, provided the Company continues to distribute 100% of its taxable income. If we make compensation payments subject to Section 162(m) limitations on deductibility, we may be required to make additional distributions to shareholders to comply with our REIT distribution requirements and eliminate our U.S. federal income tax liability or, alternatively, a larger portion of shareholder distributions that would otherwise have been treated as a return of capital may be subject to federal income tax expense as dividend income. Any such compensation allocated to the Company's taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although the Company is mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

COMPENSATION COMMITTEE REPORT

The executive compensation committee of the board of trustees of Colonial Properties Trust (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis with management and based on this review and discussions with management, the Committee recommended to the board of trustees that the Compensation Discussion and Analysis be included in Colonial Properties Trust's proxy statement.

THE EXECUTIVE COMPENSATION COMMITTEE

Claude B. Nielsen, Chairman
William M. Johnson
Herbert A. Meisler
John W. Spiegel

The Compensation Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

Executive Compensation

Summary Compensation Table for 2010

The following table sets forth a summary of all compensation for our named executive officers for the years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen-sation ($) (3)	Change in Pension Value ($) (4)	All Other Compen-sation ($) (5)	Total ($)
Thomas H. Lowder	2010	$500,000	$—	$1,200,000	$708,990	$—	$—	$117,920	$2,526,910
Chairman and Chief	2009	250,000	—	—	—	—	—	67,151	317,151
Executive Officer	2008	254,162	—	487,645	43,574	—	—	166,066	951,447

C. Reynolds Thompson, III	2010	400,000	—	750,000	567,193	—	—	68,184	1,785,377
President and Chief	2009	405,000	—	—	—	150,000	—	40,732	595,732
Financial Officer	2008	460,007	—	747,724	66,813	—	—	117,586	1,392,130

Paul F. Earle	2010	400,000	—	840,000	496,291	—	—	69,370	1,805,661
Chief Operating Officer	2009	350,000	—	—	—	—	—	38,729	388,729
	2008	347,909	—	496,904	13,126	—	—	76,022	933,961

John P. Rigrish	2010	190,000	—	228,000	134,709	—	—	19,353	572,062
Chief Administrative Officer	2009	190,000	—	—	—	—	—	12,281	202,281
and Corporate Secretary	2008	189,583	—	94,994	8,490	—	—	20,986	314,053

Jerry A. Brewer	2010	180,000	—	168,750	127,618	40,896	—	13,676	530,940
Executive Vice President-	2009	180,000	—	—	—	33,750	—	9,960	223,710
Finance	2008	—	—	—	—	—	—	—	—

(1)
The amounts disclosed in the “Stock Awards” column represent the aggregate grant date fair value of all shares granted to our named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. As described above under “Compensation Discussion and Analysis - Elements of Compensation - Annual Incentive Compensation” and “ - Long-Term Incentive Compensation,” certain equity awards were made to our named executive officers in January 2011 under our 2010 annual incentive compensation plan and our long-term incentive plan, and such awards are expected to be reflected in the Summary Compensation Table contained in our 2012 proxy statement. For Mr. Lowder, the amount shown in this column for 2010 relates to (i) 76,460 restricted shares issued to him on January 26, 2010, and (ii) a long-term incentive award of 34,754 restricted shares awarded to him on January 26, 2010. For Mr. Thompson, the amount shown in this column for 2010 relates to (i) 41,705 restricted shares issued to him on January 26, 2010, and (ii) a long-term incentive award of 27,804 restricted shares awarded to him on January 26, 2010. For Mr. Earle, the amount shown in this column for 2010 relates to (i) 53,522 restricted shares issued to him on January 26, 2010, and (ii) a long-term incentive award of 24,328 restricted shares awarded to him on January 26, 2010. For Mr. Rigrish, the amount shown in this column for 2010 relates to (i) 14,527 restricted shares issued to him on January 26, 2010, and (ii) a long-term incentive award of 6,603 restricted shares awarded to him on January 26, 2010. For Mr. Brewer, the amount shown in this column for 2010 relates to (i) 9,384 restricted shares issued to him on January 26, 2010, and (ii) a long-term incentive award of 6,256 restricted shares awarded to him on January 26, 2010. No share awards were made to any of our named executive officers during 2009. For Mr. Lowder, the amount shown in this column for 2008 relates to (i) 15,251 restricted shares issued to him on April 23, 2008, relating to the 2007 annual incentive compensation plan, and (ii) a long-term incentive award of 5,447 restricted shares awarded to him on April 23, 2008. For Mr. Thompson, the amount shown in this column for 2008 relates to (i) 23,385 restricted shares issued to him on April 23, 2008, relating to the 2007 annual incentive compensation plan, and (ii) a long-term incentive award of 8,352 restricted shares awarded to him on April 23, 2008. For Mr. Earle, the amount shown in this column for 2008 relates to (i) 4,594 restricted shares issued to him on April 23, 2008, relating to the 2007 annual incentive compensation plan, (ii) a long-term incentive award of 1,641 restricted shares awarded to him on April 23, 2008, and (iii) an award of 14,856 restricted shares issued on April 23, 2008 in recognition of changes in his role and resulting increase in responsibilities and level of accountability. For Mr. Rigrish, the amount shown in this column for 2008 relates to (i) 2,971 restricted shares issued to him on April 23, 2008, relating to the 2007 annual incentive compensation plan, and (ii) a long-term incentive award of 1,061 restricted shares awarded to him on April 23, 2008. The assumptions used to compute the grant date fair value of these awards for each named executive officer are set forth in Note 14 to our 2010 consolidated financial statements contained in our 2010 Form 10-K.

(2)
The amounts disclosed in the “Option Awards” column represent the aggregate grant date fair value of all option awards granted to our named executive officers for the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. As described under “Compensation Discussion and Analysis - Elements of Compensation - Long-Term Incentive Compensation,” certain share option awards were made to our named executive officers in January 2011 under our long-term incentive plan, and such awards are expected to be reflected in the Summary Compensation Table contained in our 2012 proxy statement. The amounts shown in this column for 2010 reflect the following long-term incentive option share grants awarded on January 26, 2010: for Mr. Lowder, 173,772 share options; for Mr. Thompson, 139,018 share options; for Mr. Earle, 121,640 share options; and for Mr. Rigrish, 33,017 share options. No share option awards were made to any of our named executive officers during 2009. The amounts shown in this column for 2008 reflect the following long-term incentive option share grants awarded on April 23, 2008: for Mr. Lowder, 27,234 share options; for Mr. Thompson, 41,758 share options; for Mr. Earle, 8,204 share options; for Mr. Rigrish, 5,306 share options; and for Mr. Brewer, 31,279 share options. All option valuation models, including the Black-Scholes model, require a prediction about the future movement of the share price. The assumptions used to compute the grant date fair value of these options for each of our executive officers are set forth in Note 14 to our 2010 consolidated financial statements contained in our 2010 Form 10-K.

(3)
Pursuant to our 2010 and 2009 annual incentive compensation plan, to the extent an award is paid to a named executive officer, 75% of that award is automatically paid in the form of restricted shares and the remaining 25% is paid in cash. For 2010 and 2009 awards, which were made in January 2011 and January 2010, respectively, as described in footnote 1 above, our named executive officers were permitted to elect to receive the 25% cash portion in the form of restricted shares for 2010. Amounts shown in this column for 2010 for Mr. Brewer reflect his election to receive cash. Messrs. Lowder, Thompson, Earle and Rigrish elected to receive the full 25% percent in restricted shares. As discussed above under “Compensation Discussion and Analysis - Elements of Compensation - Annual Incentive Compensation,” our 2010 annual incentive compensation plan provides for additional restricted shares to be granted to a named executive officer to the extent he elects to receive the 25% cash portion of his award in equity. See “Compensation Discussion and Analysis - Elements of Compensation - Annual Incentive Compensation” for the amount of restricted shares these officers received in lieu of the 25% cash portion in January 2011. These equity awards are expected to be reflected in the Summary Compensation Table contained in our 2012 proxy statement. Amounts shown in this column for 2009 for Messrs. Thompson and Brewer reflect their election to receive cash. Messrs. Lowder, Earle and Rigrish elected to receive the full 25% percent in restricted shares for 2009. Our 2009 annual incentive compensation plan also provided for additional restricted shares to be granted to a named executive officer to the extent he elects to receive the 25% cash portion of his award in equity (see footnote 1 above).

(4)
The Colonial Properties Trust Defined Benefit Pension Plan (the “Pension Plan”) was terminated in June 2007. Each participating named executive officer elected to take a partial lump sum payment of their pension benefit during 2007, and the balance of the pension benefit was paid in a lump sum during 2008. For 2008, the aggregate change in the present value of the accumulated pension benefit under the Pension Plan was zero for each named executive officer.

(5)
The amounts shown in this column for 2010, 2009 and 2008 represent the total incremental cost to the Company of the following items: our contributions to the 401(k) plan on behalf of each of our named executive officers, our payment of premiums for life insurance, long-term care policies, long-term disability coverage, and MEDJET service and dividends paid during 2010, 2009 and 2008, respectively, on unvested restricted shares owned by named executive officers (which dividends were not factored into the grant date fair value for the year of grant of such awards) as shown in the table below.

Name	Year	401(k) Contribution	Life Insurance	Long-term Care Insurance	Long-term Disability Insurance	MEDJET Premium	Dividends Paid on Unvested Restricted Shares	Total All Other Compensation
Thomas H. Lowder................	2010	$—	$78	$2,030	$4,368	$981	$110,463	$117,920
	2009	1,250	97	1,798	4,368	915	58,723	67,151
	2008	2,542	97	1,720	4,368	915	156,424	166,066

C. Reynolds Thompson, III...	2010	—	78	1,390	3,194	325	63,197	68,184
	2009	—	97	1,231	3,194	300	35,910	40,732
	2008	11,500	97	1,178	3,194	300	101,317	117,586

Paul F. Earle...........................	2010	—	78	1,576	4,597	325	62,794	69,370
	2009	8,750	97	1,395	4,597	300	23,590	38,729
	2008	11,500	97	1,335	4,597	300	58,193	76,022

John P. Rigrish.......................	2010	—	78	2,358	2,694	325	13,898	19,353
	2009	4,750	97	2,089	2,694	300	2,351	12,281
	2008	9,479	97	1,999	2,694	300	6,417	20,986

Jerry A. Brewer......................	2010	—	78	1,666	1,562	—	10,369	13,675
	2009	4,500	97	1,818	1,562	—	1,983	9,960
	2008	—	—	—	—	—	—	—

Grants of Plan-Based Awards in 2010

The following table sets forth information concerning the grants of plan-based awards made to each named executive officer during the year ended December 31, 2010.

	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock (#) (3)	All Other Option Awards: Number of Securities of Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (5)

		Threshold ($)	Median ($)	Target ($)	Maximum ($)
Thomas H. Lowder		$5,000	$500,000	$1,000,000	$1,500,000
	1/26/10					52,132			$562,504
	1/26/10					24,328			$262,499
	1/26/10					34,754			$375,028
	1/26/10						173,772	$10.79	$708,990

C. Reynolds Thompson, III		4,000	400,000	600,000	900,000
	1/26/10					41,705			$449,997
	1/26/10					27,804			$300,005
	1/26/10						139,018	$10.79	$567,193

Paul F. Earle		4,000	400,000	600,000	900,000
	1/26/10					36,492			$393,749
	1/26/10					17,030			$183,754
	1/26/10					24,328			$262,499
	1/26/10						121,640	$10.79	$496,291

John P. Rigrish		1,900	95,000	190,000	285,000
	1/26/10					9,905			$106,875
	1/26/10					4,622			$49,871
	1/26/10					6,603			$71,246
	1/26/10						33,017	$10.79	$134,709

Jerry A. Brewer		1,800	90,000	180,000	270,000
	1/26/10					9,384			$101,253
	1/26/10					6,256			$67,502
	1/26/10						31,279	$10.79	$127,618

(1)	Represents the grant date in accordance with FASB ASC Topic 718.

(2)
These amounts represent the estimated possible payout under the Company's annual incentive compensation plan for 2010. The first 75% of each named executive officer's annual incentive award is automatically paid in time-vested restricted common shares. The named executive officers may elect to receive any or all of the remaining 25% of their annual incentive award in restricted common shares. The total number of restricted shares received by the named executive officer is increased by either 25% or 40%, depending on the percentage of the annual incentive award the named executive officer elects to receive in the form of restricted shares. The determinations as to the payouts of these awards were made in January 2011. See “Compensation Discussion and Analysis-Elements of Compensation-Annual Incentive Compensation” for the performance-based conditions and other terms applicable to these awards, as well as the amount of payouts determined in January 2011.

(3)
The shares set forth in this column represent the time-vested restricted share portions of grants under the Omnibus Incentive Plan made in January 2010 under our 2009 annual incentive compensation awards and long term incentive plan for 2009. The estimated possible payouts for these awards made in January 2010 were previously reported in the Grant of Plan-Based Awards Table included in the proxy statement for our 2010 annual meeting of shareholders, and the actual amounts are described in further detail in footnote 1 of the Summary Compensation Table for 2010 above.

(4)
The shares set forth in this column represent time-vested share option awards granted under the Omnibus Incentive Plan pursuant in 2010 under our long-term incentive plan for 2009. These option awards are described in more detail in footnote 2 of the Summary Compensation Table for 2010 above.

(5)
The full grant date fair value of all share and option awards granted to our named executive officers during 2010, calculated in accordance with FASB ASC Topic 718 based on the assumptions referenced in footnotes 1 and 2 to the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Non-Equity Incentive Plan Payments; Options and Restricted Shares Granted in 2011

As discussed above in “Compensation Discussion and Analysis - Elements of Compensation - Annual Incentive Compensation” and footnotes 1, 2 and 3 to the Summary Compensation Table, our named executive officers received incentive based payments in January 2011 related to 2010 performance. The cash portion of these amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The equity portion of these awards, as well as the long-term incentive awards made to each of our named executive officers in the form of restricted shares in January 2011, are expected to be reported in the “Stock Awards” column of the Summary Compensation Table contained in our 2012 proxy statement. In addition, the long-term incentive awards made to each of our named executive officers in the form of option shares in January 2011 are expected to be reported in the “Option Awards” column of the Summary Compensation Table contained in our 2012 proxy statement.

Employment Agreements and Post-Employment/Change in Control Compensation

None of our named executive officers, nor any of our other executive officers, have employment agreements with us. In 2007, the Company, Colonial Realty Limited Partnership and Mr. Thomas Lowder entered into a non-competition agreement. The non-competition agreement replaced Mr. Lowder's prior employment agreement, which was terminated after Mr. Lowder became non-executive Chairman of the Board in 2006. See the “Potential Payments Upon Termination or Change in Control” section below for a discussion of the potential post-employment or change of control payments or other benefits to be received by our named executive officers upon certain termination events or upon a change in control, including a discussion of Mr. Lowder's non-competition agreement.

Outstanding Equity Awards at Fiscal Year-End for 2010

The following table sets forth certain information concerning outstanding equity awards at fiscal year-end for 2010.

	Option Award (1)
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexerciseable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (2)
Thomas H. Lowder					182,064 (3)	$3,286,219
	81,060	—	$21.77	1/18/2012
	75,500	—	$22.71	1/17/2013
	1,329	—	$26.99	2/3/2015
	26,765	—	$26.48	4/7/2015
	6,440	1,610	$37.28	4/26/2016
	6,252	4,169	$39.41	4/23/2018
	10,893	16,341	$23.56	1/26/2020
	—	173,772	$10.79

C. Reynolds Thompson, III					102,530 (4)	$1,850,667
	47,988	—	$21.77	1/18/2012
	44,700	—	$22.71	1/17/2013
	1,163	—	$26.99	2/3/2015
	23,698	—	$26.48	4/7/2015
	5,634	1,409	$37.28	4/26/2016
	7,593	5,062	$39.41	4/24/2017
	16,703	25,055	$23.56	4/23/2018
	—	139,018	$10.79	1/26/2020

Paul F. Earle					103,248 (5)	$1,863,626
	23,994	—	$21.77	1/18/2012
	22,400	—	$22.71	1/17/2013
	4,114	1,029	$37.28	4/26/2016
	215	144	$39.41	4/24/2017
	3,281	4,923	$23.56	4/23/2018
	—	121,640	$10.79	1/26/2020

John P. Rigrish					22,558 (6)	$407,172
	23,944	—	$21.77	1/18/2012
	22,400	—	$22.71	1/17/2013
	270	68	$37.28	4/26/2016
	251	168	$39.41	4/24/2017
	2,122	3,184	$23.56	4/23/2018
	—	33,017	$10.79	1/26/2020

Jerry A. Brewer					17,032 (7)	$307,428
	1,310	—	$21.77	1/18/2012
	1,208	—	$22.71	1/17/2013
	266	67	$37.28	4/26/2016
	310	207	$39.41	4/24/2017
	526	791	$23.56	4/23/2018
	—	31,279	$10.79	1/26/2020

(1)
All option awards shown in the table above have a term of 10 years (expiring on the 10th anniversary of the date of the award) and vest in equal annual installments over a five-year period. In June 2007, in connection with the consummation of our office and retail joint venture strategic transactions in which we sold 85% of our interests in 37 commercial assets into two separate joint ventures, the exercise prices of all of our then outstanding options were reduced by $10.63 per share as required under the terms of our option plans. The option exercise prices for grants made prior to June 2007 in the table above reflect this exercise price adjustment.

(2)	The market value is calculated by multiplying the number of shares by $18.05, the closing market price of our common shares on December 31, 2010.

(3)
Represents restricted shares, which vest as follows: 317 shares on April 26, 2011; 3,813 shares on April 23, 2011; 834 shares ratably in two annual installments, commencing on April 24, 2011; 3,269 shares ratably in three annual installments, commencing on April 23, 2011; 52,132 shares ratably in three annual installments, commencing on January 26, 2011; 24,328 shares ratably in three annual installments, commencing on January 26, 2011;34,754 shares ratably in five annual installments, commencing on January 26, 2011; and 62,617 shares vest 100% on April 26, 2011. With respect to the award that vests on April 26, 2011, the executive is required to retain 75% of the after-tax value of the shares received from this arrangement for a period of five years after vesting.

(4)
Represents restricted shares, which vest as follows: 277 shares on April 26, 2011; 5,847 shares on April 23, 2011; 1,013 shares ratably in two annual installments, commencing on April 24, 2011; 5,012 shares ratably in three annual installments, commencing on April 23, 2011; 41,705 shares ratably in three annual installments, commencing on January 26, 2011; 27,804 shares ratably in five annual installments, commencing on January 26, 2011; and 20,872 shares vest 100% on April 26, 2011. With respect to the award that vests on April 26, 2011, the executive is required to retain 75% of the after-tax value of the shares received from this arrangement for a period of five years after vesting.

(5)
Represents restricted shares, which vest as follows: 199 shares on April 26, 2011; 1,149 shares on April 23, 2011; 29 shares ratably in two annual installments, commencing on April 24, 2011; 1,599 shares ratably in two annual installments, commencing on April 24, 2011; 985 shares ratably in three annual installments, commencing on April 23, 2011; 8,914 shares ratably in three annual installments, commencing on April 23, 2011; 36,492 shares ratably in three annual installments, commencing on January 26, 2011; 17,030 shares ratably in three annual installments, commencing on January 26, 2011; 24,328 shares ratably in five annual installments, commencing on January 26, 2011; and 12,523 shares vest 100% on April 26, 2011. With respect to the award that vests on April 26, 2011, the executive is required to retain 75% of the after-tax value of the shares received from this arrangement for a period of five years after vesting.

(6)
Represents restricted shares, which vest as follows: 14 shares on April 26, 2011; 743 shares on April 23, 2011; 34 shares ratably in two annual installments, commencing on April 24, 2011; 637 shares ratably in three annual installments, commencing on April 23, 2011; 9,905 shares ratably in three annual installments, commencing on January 26, 2011; 4,622 shares ratably in three annual installments, commencing on January 26, 2011; and 6,603 shares ratably in five annual installments, commencing on January 26, 2011.

(7)
Represents restricted shares, which vest as follows: 146 shares on January 30, 2011; 133 shares on April 23, 2011; 890 shares ratably in two annual installments, commencing on March 28, 2011; 223 shares ratably in three annual installments, commencing on April 23, 2011; 9,384 shares ratably in three annual installments, commencing on January 26, 2011; and 6,256 shares ratably in five annual installments, commencing on January 26, 2011.

Option Exercises and Stock Vested During 2010

The following table sets forth certain information concerning option exercises and shares acquired by our named executive officers during 2010, and the vesting of restricted share awards previously granted to our named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Thomas H. Lowder	71,450	$136,005	8,367	$128,103
C. Reyonolds Thompson, III	26,646	53,292	11,196	172,674
Paul F. Earle	18,016	54,949	5,637	87,908
John P. Rigrish	22,520	45,166	1,170	18,079
Jerry A. Brewer	—	—	1,002	13,625

(1) The amounts shown are calculated based on the difference between the closing market price of our common shares on the date of exercise and the exercise price of the options, multiplied by the number of shares for which the options were exercised.

(2) Amounts reflect the market value of our common shares on the day the shares vested.

Potential Payments Upon Termination or Change in Control

Potential Payments Under Thomas Lowder's Non-competition Agreement

On May 4, 2007, the Company, Colonial Realty Limited Partnership and Mr. Thomas Lowder entered into a non-competition agreement. The non-competition agreement replaced Mr. Lowder's prior employment agreement, which was terminated after Mr. Lowder became non-executive Chairman of the Board in 2006. The non-competition agreement restricts Mr.  Lowder from competing with the Company during the period in which Mr.  Lowder serves as Chairman of the Board of the Company (or otherwise as an employee of the Company), and for two years thereafter (the “Restricted Period”). During the Restricted Period.

Mr.  Lowder cannot engage in any way, directly or indirectly, in the acquisition, operation, development, management, leasing or disposition of any real property or any improvements thereon, other than in his capacity as a director, trustee, officer or equity owner of the Company, and other than certain permitted activities specified in the non-competition agreement. During the two-year, post-termination period, Mr.  Lowder is entitled to compensation equal to two times his annual salary determined at the time he ceases to serve as Chairman of the Board of the Company (or otherwise as an employee of the Company) payable in substantially equal monthly installments over the two-year period (as of December 31, 2010, the amount that would have been paid based on his base salary for 2010 would have been approximately $1,000,000 in the aggregate). The non-competition agreement also contains a nonsolicitation covenant that applies during the Restricted Period to employees, independent contractors and tenants of any property in which the Company has at least a 50% equity interest. Mr. Lowder may terminate the non-competition agreement upon a change in composition of the Company's board of trustees during any two year period such that the trustees at the beginning of the period (or trustees nominated or elected by such trustees) cease to constitute a majority of the board of trustees or on or after the date on which any person or group acquires more than 20% of the Company's voting shares without prior written consent of the Company. As discussed above under “Compensation Discussion and Analysis - Elements of Compensation - Base Salary,” Mr. Lowder's salary was increased to $520,000 in January 2011.

Potential Payments Pursuant to Equity Awards Upon Death, Disability or Change in Control

The following discussion summarizes the potential payments to our named executive officers in connection with certain terminations of employment or upon a change in control of the Company. The amounts shown assume that such termination of employment or change in control was effective as of December 31, 2010 (the last business day of our last completed fiscal year), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officer upon his termination. The actual amounts to be paid out can only be determined at the time of the termination or change in control.

Death or Disability

If a named executive officer were to die or become disabled, under the terms of the existing equity plans and award agreements, the named executive officer would be entitled to the following:

•	any unvested restricted share awards would accelerate and become fully vested; and

•
any unexercisable option awards would accelerate and become fully vested and would remain exercisable for up to one year after the date of death or termination of employment due to disability (unless terminated earlier upon the expiration of the term of the option, or 10 years from the date of grant).

In addition, as to the service-based restricted shares granted in 2006 which vest on April 26, 2011, the executive compensation committee may, in its discretion, allow the named executive officer to vest in a number of shares based on the ratio of his employment from the grant date to the date of termination and the five-year period.

Change in Control

If a named executive officer's employment is terminated due to a change in control in which the Company is not the surviving entity, any unvested restricted share awards would accelerate and become fully vested. In addition, any unexercisable option awards would accelerate and become fully vested and remain exercisable for 15 to 30 days (depending on the plan) immediately prior to the occurrence of the termination.

If, however, these awards are assumed, or substituted for options or shares of any successor entity, in connection with the change in control, the options and restricted shares would instead continue to vest in accordance with their terms. Under the Omnibus Incentive Plan, in the event an award is assumed or substituted and the named executive officer's employment is terminated without “cause” within one year following the consummation of change in control, the award will be fully vested and remain exercisable for one year following such termination or for such longer period as the compensation committee may determine. “Cause” is defined in the Omnibus Incentive Plan as follows (unless the applicable award agreement contains a different definition): (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements. None of the award agreements for named executive officers under the Omnibus Incentive Plan contain a different definition of “cause.”

A “change in control” is defined under our equity plans as:

•	the dissolution or liquidation of the Company;

•	a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

•	a sale of substantially all of the assets of the Company; or

•
upon any transaction (including, a merger or reorganization in which the Company is the surviving entity) approved by the board of trustees that results in any person or entity owning 50% or 80% (depending on the plan) or more of the combined voting power of all classes of securities of the Company.

The following table sets forth the intrinsic value (that is, the value based upon the Company's share price ($18.05, the last reported sales price of our common shares on the NYSE on December 31, 2010), and in the case of options, minus the exercise price) of equity awards that would become exercisable or vested in the event of death, disability or a change in control (assuming the awards are not assumed or substained) as of December 31, 2010. The amounts set forth in the table below also do not include amounts that otherwise would be owed to the executive upon termination of employment, including the following:

•accrued base salary and any accrued but unpaid bonus for the prior fiscal year;
•any reimbursement for outstanding business expenses incurred but not yet paid;
•accrued vacation pay; and
•amounts payable pursuant to the Company's 401(k) plan.

	Death or Disability*	Change in Control*
Thomas H. Lowder	$3,286,219	$3,286,219
C. Reynolds Thompson, III	1,850,667	1,850,667
Paul F. Earle	1,863,626	1,863,626
John P. Rigrish	407,172	407,172
Jerry A. Brewer	307,428	307,428

*Amounts do not include the value of any vested common shares or exercisable share options. These equity awards, because they are fully vested or exercisable as applicable, would not be accelerated upon a change in control or termination event related to death or disability. For all outstanding equity awards owned by the named executive officers, see "Outstanding Equity Awards at Fiscal Year-End for 2010", above.

Trustee Compensation

Compensation of Non-Employee Trustees

Non-employee trustees are compensated with an annual retainer and board and committee meeting fees. Non-employee trustees can elect to receive fully-vested common shares in lieu of all or a portion of their annual retainer and board and committee meeting fees pursuant to the Omnibus Incentive Plan. The number of common shares received in lieu of fees is based on 140% of the amount of fees foregone divided by the fair market value of common shares. For purposes of this arrangement, “fair market value” is determined quarterly and defined as the average of the closing prices of the Company's common shares for the last five trading days of the applicable three-month calendar quarter on which trades occurred.

Non-employee trustees also receive an option to purchase 5,000 common shares upon election to the board, and an additional option to purchase 5,000 common shares following each annual election of trustees that occurs after the trustee has completed at least one year of service. These options are issued under the Omnibus Incentive Plan. The options vest one year after the date the award was granted, subject to continued service, at an exercise price equal to the fair market value on the grant date.

Non-employee trustees also receive a grant of $45,000 of restricted shares following each annual election of trustees that occurs after the trustee has completed at least one year of service. The restricted shares are issued under the Omnibus Incentive Plan. The restricted shares are valued based on the fair market value on the grant date and vest one year after the grant date, subject to continued service.

The grant date for both share option and restricted share awards is the date of the annual meeting of the board of trustees (which generally occurs on or about the date of the annual meeting of shareholders each year). We use the closing price on the grant date as the exercise price of share options and to determine the number of restricted shares, similar to the practice adopted for awards to our executive officers and employees generally.
Employee trustees are not entitled to any additional compensation for their service as trustees. The following table outlines the non-employee trustee's cash compensation in terms of annual retainer and fee structure for 2010 and 2011.

Non-Employee Trustees Fee Structure

Annual Retainer - Board Members	$22,500
Annual Retainer - Lead Trustee	15,000
Annual Retainer - Audit Committee Chairman	15,000
Annual Retainer - Executive Compensation Chairman	7,500
Annual Retainer - Executive Committee Chairman	7,500
Annual Retainer - Governance Committee Chairman	7,500

Per Board Meeting Attended in Person*	1,750
Per Board Meeting Attended by Telephone	1,000

Committee Member (other than Chairman):
Per Committee Meeting Attended in Person*	1,250
Per Committee Meeting Attended by Telephone	1,000

Committee Chairman:
Per Committee Meeting Attended in Person or by Telephone*	1,750

*Plus out of pocket expenses.

In addition, under the share ownership guidelines set forth in our Corporate Governance Guidelines, each trustee is expected to achieve a minimum ownership stake of $5,000. Each trustee was in compliance with this requirement as of December 31, 2010.

2010 Trustee Compensation Table

The following table sets forth the total compensation paid to each non-employee trustee in 2010.

Trustee	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation (3)	Total
Carl F. Bailey	$—	$142,988	$29,400	$1,748	$174,136
M. Miller Gorrie	—	116,388	29,400	1,748	147,536
William M. Johnson	—	108,688	29,400	1,748	139,836
Glade M. Knight	1,875	89,963	29,400	1,748	122,986
James K. Lowder	39,500	44,988	29,400	1,748	115,636
Herbert A. Meisler	—	108,338	29,400	1,748	139,486
Claude B. Nielsen	—	114,638	29,400	1,748	145,786
Harold W. Ripps	—	100,638	29,400	1,748	131,786
John W. Spiegel	—	162,938	29,400	1,748	194,086

(1)
The amounts disclosed in the “Stock Awards” column represent the aggregate grant date fair value of all shares granted to our non-employee trustees during 2010, calculated in accordance with FASB ASC Topic 718. These grants are comprised of (i) the annual restricted share award to each of our non-employee trustees on April 28, 2010 (for which the grant date fair value was $44,988), and (ii) common shares awarded to non-employee trustees who elected to receive fully-vested common shares (issued pursuant to the Omnibus Incentive Plan) in lieu of some or all of their annual board and committee meeting fees paid in cash. Common shares received in lieu of cash under such plan have a fair market value equal 140% of the amount of cash foregone for 2010. The trustees who participated in this plan during 2010 were Messrs. Bailey, Gorrie, Johnson, Knight, Meisler, Nielsen, Ripps and Spiegel. Set forth below is the grant date fair values of each of these separate awards, determined in accordance with FASB ASC Topic 718:

Name	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Carl F. Bailey	$28,350	$25,200	$21,700	$22,750
M. Miller Gorrie	15,400	20,300	17,850	17,850
William M. Johnson	16,625	16,625	15,225	15,225
Glade M. Knight	9,100	11,725	12,075	12,075
Herbert A. Meisler	14,875	16,625	15,225	16,625
Claude B. Nielsen	18,200	17,150	17,150	17,150
Harold W. Ripps	13,475	15,225	13,475	13,475
John W. Spiegel	26,775	31,325	29,225	30,625

The assumptions used to compute the grant date fair value of these restricted share awards for each non-employee trustee in fiscal year 2010 are set forth in Note 14 to our 2010 consolidated financial statements contained in our 2010 Form 10-K. As of December 31, 2010, each of our non-employee trustees held 3,050 outstanding restricted shares granted in April 2010, each of which will vest fully on April 28, 2011.

(2)
The amounts disclosed in the “Option Awards” column represent the aggregate grant date fair value of all option awards granted to our non-employee trustees during 2010, calculated in accordance with FASB ASC Topic 718. The grant date fair value for each option award granted to each of our non-employee trustees on April 28, 2010 (which was the only option award granted to our non-employee trustees during 2010) was $29,400. The Black-Scholes option pricing model was chosen to estimate the value of the options set forth in this table and in the financial statements of the Company. The assumptions used to compute the grant date fair value of these options for each non-employee trustee in fiscal year 2010 are set forth in Note 14 to our 2010 consolidated financial statements contained in our 2010 Form 10-K. The following table lists the outstanding option awards at December 31, 2010 held by each of our non-employee trustees:

Options Outstanding at 2010 Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable
Carl F. Bailey	45,000	5,000
M. Miller Gorrie	15,000	5,000
William M. Johnson	20,000	5,000
Glade M. Knight	25,000	5,000
James K. Lowder	40,000	5,000
Herbert A. Meisler	45,000	5,000
Claude B. Nielsen	45,000	5,000
Harold W. Ripps	20,000	5,000
John W. Spiegel	35,000	5,000

(3)
The amount listed in this column represents the following dividends: one dividend payment of $0.15 per share in 2010 on the 1,500 restricted shares granted on April 23, 2009, which became 100% vested on April 23, 2010, and three dividend payments of $0.15 per share on the 3,050 restricted shares granted on April 28, 2010.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal 4)

We are presenting this proposal, commonly known as a “say-on-pay” proposal, to provide shareholders the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to pay for performance by rewarding named executive officers for achieving specific operating and financial objectives that reflect an increase in the value of the Company, to pay competitively to recruit and retain key executives and to encourage executive share ownership so that each executive's compensation and wealth accumulation are directly tied to shareholder value.

For these reasons, we are asking our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders hereby approve the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this proxy statement.”

While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our board of trustees intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the compensation of our named executive officers.

Vote Required

The affirmative vote of a majority of the votes cast present in person or by proxy at the meeting, assuming a quorum is present, is required (on a non-binding advisory basis) to endorse the compensation of the Company's named executive officers. To understand how your votes are counted for the purpose of this proposal, see “Voting Procedures and Costs of Proxy Solicitation.”

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL.

ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal 5)

We are presenting this proposal to provide shareholders the opportunity to cast a nonbinding advisory vote on how frequently a “say-on-pay” proposal (similar to Proposal Four) should be included in our proxy statement. As a shareholder, you may vote for one of the following choices, as indicated on the proxy card: to hold the advisory vote on executive compensation every one, two or three years, or to abstain from voting.

After careful consideration of this proposal, the board of trustees has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. The board of trustees believes an annual advisory vote is consistent with our philosophy on executive compensation and will allow shareholders to provide their most direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

While this vote is advisory in nature and therefore will not bind us to adopt any particular frequency, the board of trustees intends to carefully consider the shareholder vote resulting from the proposal and to continue to evaluate the options for how frequently we hold “say-on-pay” votes.

Vote Required

Shareholders are not voting to approve or disapprove the recommendation of the board of trustees that the non-binding advisory vote on the compensation of our named executive officers (as set forth in Proposal 4) be held every year. For the purposes of the non-binding advisory vote on this Proposal 5, we will take into consideration the shareholder vote on each of the alternatives set forth on the proxy card with respect to this Proposal. To understand how your votes are counted for the purpose of this proposal, see “Voting Procedures and Costs of Proxy Solicitation.”

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE “1 YEAR” ALTERNATIVE SET OUT IN THE PROXY CARD.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

 The executive compensation committee was comprised of Messrs. Claude B. Nielsen, William M. Johnson, Herbert A. Meisler and John W. Spiegel during 2010. None of these four members was an employee or officer of the Company during 2010 and none are former officers. In addition, no interlocking relationship existed between these members and any member of any other company's board of directors, board of trustees or compensation committee during that period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has implemented a specific procedure for reviewing and approving related party construction activities. The Company historically has used Brasfield & Gorrie LLC, a commercial construction company controlled by Mr. M. Miller Gorrie (a trustee of the Company), to manage and oversee certain of its development, re-development and expansion projects. This construction company is headquartered in Alabama and has completed numerous projects within the Sunbelt region of the United States. Through the use of market survey data and in-house development expertise, the Company negotiates the fees and contract prices of each development, re-development or expansion project with this company in compliance with the Company's “Policy on Hiring Architects, Contractors, Engineers, and Consultants”, which policy was developed to allow the selection of certain preferred vendors who have demonstrated an ability to consistently deliver a quality product at a fair price and in a timely manner. Additionally, this company outsources all significant subcontractor work through a competitive bid process. Upon approval by the Management Committee, the Management Committee (a non-board level committee composed of various members of management of the Company) presents each project to the independent members of the Executive Committee of the Board of Trustees for final approval.

The Company paid $13.7 million, $11.4 million and $50.6 million for property construction costs to Brasfield & Gorrie LLC during the years ended December 31, 2010, 2009 and 2008, respectively. Of these amounts, $13.1 million, $6.9 million and $38.4 million was then paid to unaffiliated subcontractors for the construction of these development projects during 2010, 2009 and 2008, respectively. The Company had $1.9 million, $2.3 million, and $0.6 million in outstanding construction invoices or retainage payable to this construction company at December 31, 2010, 2009 and 2008, respectively. Mr. Gorrie has a 3.91% economic interest in Brasfield & Gorrie, LLC. These transactions were unanimously approved by the independent members of the Executive Committee consistent with the procedure described above.

The Company also leases space to Brasfield & Gorrie, LLC, pursuant to a lease originally entered into in 2003.  The original lease, which ran through October 31, 2008, was amended in 2007 to extend the term of the lease through October 31, 2013.  The amended lease provides for aggregate remaining lease payments of approximately $2.6 million from 2010 through the end of the extended lease term.  The amended lease also provides the tenant with a right of first refusal to lease additional vacant space in the same building in certain circumstances.  The underlying property was contributed to a joint venture during 2007 in which the Company retained a 15% interest. The Company continues to manage the underlying property. The aggregate amount of rent paid under the lease was approximately $0.6 million during 2010 and $0.4 million during 2009.

Since 1993, Colonial Insurance Agency, a corporation wholly-owned by The Colonial Company (in which Thomas Lowder and his family members and James Lowder and his family members each has a 50% ownership interest), has provided insurance risk management, administration and brokerage services for the Company. As part of this service, the Company placed insurance coverage with unaffiliated insurance brokers and agents, including Willis of Alabama, McGriff Siebels & Williams, and Colonial Insurance Agency, through a competitive bidding process. The premiums paid to these unaffiliated insurance brokers and agents (as they deducted their commissions prior to paying the carriers) totaled $5.8 million, $5.7 million, and $5.0 million for 2010, 2009 and 2008, respectively. The aggregate amounts paid by the Company to Colonial Insurance Agency, Inc., either directly or indirectly, for these services during the years ended December 31, 2010, 2009 and 2008 were $0.6 million, $0.6 million, and $0.5 million, respectively.  In addition, in 2010, the Company entered into an arrangement with an insurance carrier to advertise for its renter's insurance program at the Company's multifamily properties. Pursuant to this arrangement, Colonial Insurance Agency, which serves as the insurance carrier's broker, paid the Company $0.2 million in 2010 in advertising fees. Neither Mr. T. Lowder nor Mr. J. Lowder has an interest in these premiums.
 Other than a specific procedure for reviewing and approving related party construction activities, the Company has not adopted a formal policy for the review and approval of related persons' transactions generally. Pursuant to its charter, our audit committee reviews and discusses with management any such transaction if deemed material and relevant to an understanding of the Company's financial statements. Our policies and practices may not be successful in eliminating the influence of conflicts.

VOTING SECURITIES HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of March 2, 2011 information regarding the beneficial ownership of our common shares, including our common shares as to which a right to acquire beneficial ownership existed, for example, through the exercise of options to purchase common shares, within the meaning of Rule 13d-3 under the Exchange Act, by:

(1)	each person known by us to be the beneficial owner of more than five percent of our outstanding common shares;

(2)each trustee, nominee and named executive officer; and

(3)our trustees, named executive officers and other executive officers as a group.

Unless otherwise indicated in the notes to the table, each person named in the table had, as of the record date, sole voting and investment power with respect to all shares shown as beneficially owned by such person. References in the table to “units” are to common units of limited partnership interest in Colonial Realty Limited Partnership, our operating partnership. Units owned by a person named in the table are included in the “Number of Common Shares” column because units are currently redeemable, at the option of the holder, for cash equal to the value of an equal number of common shares or, at our election, for an equal number of common shares. The extent to which a person holds units as opposed to common shares is set forth in the footnotes. Unless indicated otherwise below, the address for our trustees and executive officers is c/o Colonial Properties Trust, Colonial Plaza, 2101 6th Avenue North, Suite 750, Birmingham, Alabama 35203.

Name and Business Address of Beneficial Owner	Number of Common Shares	Percent of Common Shares (1)	Common Shares and Units (2)
Thomas H. Lowder (3)	2,654,765	3.2%	3.0%
James K. Lowder (4)	1,254,721	2.5%	2.3%
Cohen & Steers, Inc. (5)	8,079,841	10.0%	9.2%
280 Park Avenue, 10th Floor
New York, NY 10017
BlackRock, Inc. (6)	7,429,081	9.2%	8.4%
40 East 52nd Street
New York, NY 10022
Deutsche Bank AG (7)	7,339,339	9.1%	8.3%
Theodor-Heuss-Allee 70
60468 Frankfurt am Main
Federal Republic of Germany
The Vanguard Group, Inc. (8)	7,324,360	9.1%	8.3%
100 Vanguard Blvd.
Malvern, PA 19355
Carl F. Bailey (9)	199,115	*	*
Edwin M. Crawford	—	—	—
M. Miller Gorrie (10)	1,252,283	1.5%	1.4%
William M. Johnson (11)	681,297	*	*
Glade M. Knight (12)	782,956	1.0%	*
Herbert A. Meisler (13)	322,127	*	*
Claude B. Nielson (14)	100,016	*	*
Harold W. Ripps (15)	2,342,174	2.8%	2.7%
John W. Spiegel (16)	103,560	*	*
C. Reynolds Thompson, III (17)	350,640	*	*
Paul F. Earle (18)	321,365	*	*
John P. Rigrish (19)	126,095	*	*
Jerry A. Brewer (20)	35,371	*	*
All executive officers and trustees as a group (16 persons) (21)	11,321,839	13.2%	12.7%

Footnotes on following page

*Less than 1%

(1)
For purposes of this calculation, the number of common shares deemed outstanding includes 80,929,293 common shares currently outstanding and the number of common shares issuable to the named person(s) upon redemption of units or upon the exercise of options exercisable within 60 days of March 2, 2011.

(2)
For purposes of this calculation, the number of common shares and units deemed outstanding includes 80,745,693 common shares currently outstanding, 7,281,935 units outstanding (excluding units held by the Company), and the number of common shares issuable to the named person(s) upon the exercise of options exercisable within 60 days of March 2, 2011. All such outstanding units are currently redeemable within 60 days of March 2, 2011.

(3)
The total includes 723,808 shares directly owned by Thomas Lowder, 21,319 shares owned by Thomas H. Lowder Investments, LLC, 903,577 shares owned by Thomas H. Lowder Capital Holdings, LLC, 63,916 shares owned pursuant to the Company's 401(k) plan, and 217,380 shares subject to options exercisable within 60 days. In addition, the total includes 635,350 units directly owned by Thomas Lowder, and 89,415 units owned by Thomas H. Lowder Investments, LLC.

(4)
The total includes 281,317 shares directly owned by James Lowder, 1,600 shares owned by James K. Lowder Investments, LLC, 835,577 shares owned by James K. Lowder Capital Holdings, LLC, 118,227 shares owned pursuant to the Company's 401(k) plan, and 45,000 shares subject to options exercisable within 60 days. In addition, the total includes 635,351 units directly owned by James K. Lowder, 89,285 units owned by James K. Lowder Investments, LLC, and 195 units held in trust for the benefit of James K. Lowder's children.

(5)
Information based on a Schedule 13G/A filed with the Securities an Exchange Commission on February 11, 2011 by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A. indicating that: (a) Cohen & Steers, Inc. beneficially owns 8,079,841 of our common shares and has sole voting power with respect to 7,404,736 of such common shares and sole dispositive power with respect to 8,079,841 of such common shares; (b) Cohen & Steers Capital Management, Inc. beneficially owns 7,940,034 of our common shares and has sole voting power with respect to 7,404,736 of such common shares and sole dispositive power with respect to all of such common shares; and (c) Cohen & Steers Europe S.A. beneficially owns 139,807 of our common shares and has sole voting power with respect to none of such common shares and sole dispositive power with respect to all of such common shares. According to the Schedule 13G/A, Cohen & Steers, Inc. holds, directly and indirectly, 100% of the ownership interests in each of Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A. The Schedule 13G/A was filed on behalf of each of Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A. solely in their capacities as investment advisers in accordance with Rule 13d-1(b)(1)(ii)(E).

(6)
Information based on a Schedule 13G/A filed with the Securities an Exchange Commission on February 3, 2011 by BlackRock, Inc. indicating that BlackRock, Inc. beneficially owns 7,429,081 of our common shares and has sole voting power and sole dispositive power with respect to all of such common shares. The Schedule 13G was filed by BlackRock, Inc. solely in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G).

(7)
Information is based a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2011 by Deutsche Bank AG on behalf of itself and its subsidiaries Deutsche Investment Management Americas and RREEF America, L.L.C. indicating that: (a) Deutsche Bank AG beneficially owns 7,339,339 of our common shares and has sole voting power with respect to 4,850,947 of such common shares and sole dispositive power with respect to all of such common shares; (b) Deutsche Investment Management Americas beneficially owns 41,800 of our common shares and has sole voting power and sole dispositive power with respect to all of such shares; and (c) RREEF America, L.L.C. beneficially owns 7,297,539 of our common shares and has sole voting power with respect to 4,809,147 of such common shares and sole dispositive power with respect to all of such shares. The Schedule 13G/A was filed on behalf of Deutsche Bank AG as a non-U.S. institution in accordance with Rule 13d-1(b)(1)(ii)(J) and on behalf of each of Deutsche Investment Management Americas and RREEF America, L.L.C. solely in their capacities as investment advisers in accordance with Rule 13d-1(b)(1)(ii)(E).

(8)
Represents the number of shares owned by The Vanguard Group, Inc. based on a Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group, Inc. on February 10, 2011. According to such Schedule 13G/A, the Vanguard Group, Inc. has sole voting power with respect to 121,665 of such common shares and sole dispositive power with respect to 7,202,695 of such common shares. The Schedule 13G/A was filed by The Vanguard Group, Inc. solely in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E).

(9)
The total includes 148,115 shares directly owned by Mr. Bailey, of which 50,000 are pledged for a bank loan, 1,000 shares owned by Mr. Bailey's spouse, and 50,000 shares subject to options exercisable within 60 days.

(10)
The total includes 269,249 shares directly owed by Mr. Gorrie, 107,877 shares owned by Mr. Gorrie's spouse, 563,297 shares owned by Brasfield & Gorrie, LLC, which is controlled by Mr. Gorrie, 10,746 shares held in trust for Mr. Gorrie's son, 14,591 shares held in trust for Mr. Gorrie's brother and 20,000 shares subject to options exercisable within 60 days. Also includes 157,140 units owned by MJE, LLC, and 109,383 units directly owned by Mr. Gorrie.

(11)
The total includes 347,997 shares directly owned by Mr. Johnson, and 25,000 shares subject to options exercisable within 60 days. The total also includes 230,200 units directly owned by Mr. Johnson. Also included are 45,700 shares held by Faith Ventures Foundation,

Inc., 12,840 shares held in the William M. Johnson and Phyllis B. Johnson Foundation, Inc., and 19,560 shares held in the William M. Johnson and Phyllis B. Johnson Supporting Foundation, Inc., as to each of which Mr. Johnson has shared voting and investment power.

(12)
The total includes 646,135 shares directly owned by Mr. Knight, 84,226 shares owned by LLP, which is controlled by Mr. Knight, 1,547 shares owned by Mr. Knight's sons, 21,048 shares owned by Mr. Knight's spouse and 30,000 shares subject to options exercisable within 60 days.

(13)	The total includes 254,534 shares directly owned by Mr. Meisler, 50,000 shares subject to options exercisable within 60 days, and 17,595 units directly owned by Mr. Meisler.

(14)
The total includes 37,181 shares directly owned by Mr. Nielsen, 6,970 shares owned by Mr. Nielsen as custodian for his children, 50,000 shares subject to options exercisable within 60 days and 5,865 units directly owned by Mr. Nielsen.

(15)
The total includes 340,199 shares directly owned by Mr. Ripps, 50,000 shares owned by Rime, Inc., a corporation controlled by Mr. Ripps, 25,000 shares subject to options exercisable within 60 days and 1,925,975 units directly owned by Mr. Ripps.

(16)	The total includes 63,560 shares directly owned by Mr. Spiegel and 40,000 shares subject to options exercisable within 60 days.

(17)
The total includes 185,276 shares directly owned by Mr. Thompson, of which 35,335 are pledged for a bank loan, 750 shares owned by Mr. Thompson as custodian for his children, 159,770 shares subject to options exercisable within 60 days and 4,844 shares owned pursuant to the Company's 401(k) plan.

(18)	The total includes 240,745 shares directly owned by Mr. Earle, 23,874 shares owned pursuant to the Company's 401(k) plan and 56,746 shares subject to options exercisable in 60 days.

(19)
The total includes 46,808 shares directly owned by Mr. Rigrish, 11,492 shares owned pursuant to the Company's 401(k) plan, 50,200 shares subject to options exercisable within 60 days, and 17,595 units directly owned by Mr. Rigrish.

(20)	The total includes 31,317 shares directly owned by Mr. Brewer, and 4,054 shares subject to options exercisable within 60 days.

(21)	Includes 6,584,760 shares, 3,913,349 units and 823,730 shares subject to options exercisable within 60 days held by executive officers and trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our trustees and executive officers and shareholders who beneficially own more than 10% of any class of our equity securities to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of, and transactions in, common shares and units. Based on a review of the copies of such reports furnished to us, we believe that all Section 16(a) filing requirements for the fiscal year ended 2010 applicable to such persons were complied with on a timely basis.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Proposals of shareholders to be presented at the 2012 annual meeting must be received by us no later than November 12, 2011 to be considered for inclusion in our proxy material for the 2012 annual meeting of shareholders. In addition, any shareholder who wishes to propose a nominee to the board of trustees or submit any other matter to a vote at a meeting of shareholders (other than a shareholder proposal included in our proxy materials pursuant to SEC Rule 14a-8) must deliver such proposal to us no earlier than January 28, 2012 and no later than February 27, 2012, and must comply with the advance notice provisions and other requirements of Article II, Section 12 of our by-laws, which are on file with the SEC and may be obtained from us upon request.

Pursuant to SEC rules, if a shareholder notifies the Company after of an intent to present a proposal at the 2012 annual meeting of shareholders and the proposal is voted upon at the 2012 annual meeting, the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the 2012 annual meeting.

VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

You may vote either by completing and returning a proxy card to us prior to the meeting, by submitting your proxy electronically by telephone or the internet prior to the meeting or by completing a written ballot at the meeting. Proxies may be revoked at any time before they are exercised by delivering a written notice of revocation to Colonial Properties Trust, 2101 Sixth Avenue North, Suite 750, Birmingham, AL 35203 and addressed to the Corporate Secretary, by delivering or a later dated proxy to us, by voting again by telephone or the internet or by voting in person at the meeting. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy. Common shares represented by proxies, properly executed and returned, or submitted electronically by telephone or the internet, if such proxies are not revoked, will be voted as specified. Where no specification of how to vote is made on a properly executed and returned form of proxy or a proxy submitted electronically, the shares represented by the proxy will be voted as recommended by the board of trustees. Where the proxy is returned by mail but not properly executed, the shares represented by the proxy will not be voted. Under our by-laws and Alabama statutory law, shares represented by proxies that reflect abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum.

A quorum is the minimum number of shares required to hold a meeting. Under our by-laws, the presence, in person or by proxy, of at least a majority of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum at the meeting. Abstentions and broker non-votes, if any, will be treated as shares that are present, in person or by proxy, and entitled to vote, for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least 15 days before our annual meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE. On non-routine matters, including the election of trustees, the approval of amendments to the Omnibus Incentive Plan, and the “say-on-pay” and “say-on-frequency” advisory votes, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”

Trustees will be elected by a plurality of all votes cast at the meeting. Abstentions and any broker non-votes will have no effect on the outcome of the vote in the election of trustees. The Company has adopted a policy regarding nominees for trustee who fail to receive an affirmative majority of all votes cast at the annual meeting. The Company's corporate governance guidelines provide that:

In an uncontested election where the number of nominees does not exceed the number of trustee vacancies, any nominee for Trustee who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the shareholder vote to the Governance Committee. The Governance Committee shall consider the resignation offer and recommend to the board whether to accept it. The board will act on the Governance Committee's recommendation within 90 days following certification of the shareholder vote.

The affirmative vote of a majority of all the votes cast at the annual meeting is necessary to approve the amendments to our Omnibus Incentive Plan, provided that the number of votes cast for this proposal represents over 50% of all outstanding common shares entitled to vote at the annual meeting. Pursuant to the New York Stock Exchange requirements, the total votes cast on compensation plans must represent over 50% of all of the outstanding common shares entitled to vote. Therefore, for purposes of this proposal to approve amendments to our Omnibus Incentive Plan, abstentions will count as votes cast, but broker "non-votes" will not.

The ratification of the appointment of Deloitte & Touche LLP requires the approval of a majority of all votes cast at the annual meeting. Abstentions will not be counted as a vote “for” or “against” this proposal. Accordingly, abstentions will have no effect on the outcome of this proposal. Under current NYSE rules, the proposal to ratify the appointment of independent auditors is considered a “routine” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 15 days before the date of our annual meeting. Any broker non-votes would not be counted as shares entitled to vote on this proposal and, accordingly will not affect the outcome with respect to this proposal.

For the “say-on-pay” vote in Proposal 4, the affirmative vote of a majority of the votes cast at the annual meeting is required to endorse (on a nonbinding advisory basis) the compensation of our named executive officers. For purposes of this vote, abstentions will not be counted as a vote “for” or “against” this proposal. Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal. For the “say-on-frequency” vote in Proposal 5, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by the shareholders. However, because this vote is advisory and not binding on the board of trustees or the Company in any way, the board of trustees may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. For purposes of this vote, abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal.

We will pay the cost of preparing, assembling, and mailing the proxy material. In addition to soliciting proxies by mail, our officers, trustees and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. We also have retained Georgeson Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Georgeson Inc. may solicit proxies by personal interview, telephone, telefax, mail, and electronic mail. We will pay Georgeson Inc. a fee of $7,500 plus reimbursement of customary out-of-pocket costs and expenses for these services. We have agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with its agreement. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain proxies from, such beneficial owner and will reimburse such holders for their reasonable expenses in doing so.

A copy of our annual report on Form 10-K for the year ended December 31, 2010 will be furnished without charge upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this proxy statement. If requested by eligible shareholders, we will provide copies of exhibits to our annual report on Form 10-K for the year ended December 31, 2010 for a reasonable fee.

HOUSEHOLDING OF PROXY MATERIALS
If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of the Notice and/or annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of the Notice and/or proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of the Notice and/or our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of the Notice and/or this proxy statement or our annual report, we will deliver promptly a copy to you if you address your written request to or call Colonial Properties Trust, Attention: Investor Relations, 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203 (telephone number: 1-800-645-3917). If you are receiving multiple copies of the Notice and/or our annual report and proxy statement, you can request householding by contacting us in the same manner.
Your vote is important. If you are unable to be present at the meeting in person, please cast your vote electronically by telephone or internet as soon as possible or, if you elect to receive a proxy card, please complete, sign and date the proxy card and return in promptly in the envelope provided.

By Order of the Board of Trustees

John P. Rigrish
Chief Administrative Officer and
Corporate Secretary
March 11, 2011

Appendix A

__________________________________________________________________

COLONIAL PROPERTIES TRUST

2008 OMNIBUS INCENTIVE PLAN, AS AMENDED
__________________________________________________________________

	11.6.	Termination of Service.	A -	11
	11.7.	Purchase of Restricted Shares and Shares Subject to Share Units.	A -	11
	11.8.	Delivery of Shares.	A -	11
	11.9.	Unrestricted Pool.	A -	12
12.	TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS		A -	12
13.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES		A -	12
	13.1.	General Rule.	A -	12
	13.2.	Surrender of Shares.	A -	12
	13.3.	Cashless Exercise.	A -	12
	13.4.	Other Forms of Payment.	A -	12
14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES AND PERFORMANCE UNITS		A -	12
	14.1.	Grant of Performance Units/Performance Shares.	A -	12
	14.2.	Value of Performance Units/Performance Shares.	A -	12
	14.3.	Earning of Performance Units/Performance Shares.	A -	13
	14.4.	Form and Timing of Payment of Performance Units/Performance Shares.	A -	13
	14.5.	Settlement of Awards; Other Terms.	A -	13
15.	PARACHUTE LIMITATIONS		A -	13
16.	REQUIREMENTS OF LAW		A -	13
	16.1.	General.	A -	13
	16.2.	Rule 16b-3.	A -	14
17.	EFFECT OF CHANGES IN CAPITALIZATION		A -	14
	17.1.	Changes in Shares.	A -	14
	17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.	A -	14
	17.3.	Corporate Transaction in which Awards are not Assumed.	A -	15
	17.4.	Corporation Transaction in which Awards are Assumed.	A -	15
	17.5.	Adjustments.	A -	15
	17.6.	No Limitations on Company.	A -	15
18.	GENERAL PROVISIONS		A -	16
	18.1.	Disclaimer of Rights.	A -	16
	18.2.	Nonexclusivity of the Plan.	A -	16
	18.3.	Withholding Taxes.	A -	16
	18.4.	Captions.	A -	16
	18.5.	Other Provisions.	A -	16
	18.6.	Number and Gender.	A -	16
	18.7.	Severability.	A -	17
	18.8.	Governing Law.	A -	17
	18.9.	Section 409A of the Code.	A -	17

COLONIAL PROPERTIES TRUST
2008 OMNIBUS INCENTIVE PLAN, AS AMENDED

Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), sets forth herein the terms of its 2008 Omnibus Incentive Plan (as amended, the “Plan”), as of April 27, 2011, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, trustees, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of share options, share appreciation rights, restricted shares, share units (including deferred share units), and unrestricted shares. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Share options granted under the Plan may be non-qualified share options or incentive share options, as provided herein, except that share options granted to outside trustees and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified share options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting share options or share appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of share options or share appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2.“Award” means a grant of an Option, Share Appreciation Right, Restricted Share, Unrestricted Share, Share Unit, Performance Share, or Performance Unit under the Plan.

2.3.“Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.4.“Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.5.“Board” means the Board of Trustees of the Company.

2.6.“Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.7.“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8.“Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.9.“Company” means Colonial Properties Trust.

2.10.“Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of shares of the Company.

2.11.“Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.12.“Disability” means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Share Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.13.“Effective Date” means March 7, 2008, the date the Plan was approved by the Board.

2.14.“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.15.“Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, or are publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.16.“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.17.“General Partner” means Colonial Properties Trust, the general partner of Colonial Realty Limited Partnership.

2.18.“Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.19.“Grantee” means a person who receives or holds an Award under the Plan.

2.20.“Incentive Share Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21.“Non-qualified Share Option” means an Option that is not an Incentive Share Option.

2.22.“Operating Partnership” means Colonial Realty Limited Partnership.

2.23.“Option” means an option to purchase one or more Shares pursuant to the Plan.

2.24.“Option Price” means the exercise price for each Share subject to an Option.

2.25.“Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26.“Outside Trustee” means a member of the Board who is not an officer or employee of the Company.

2.27.“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of Colonial Realty Limited Partnership, as amended and/or restated from time to time.

2.28.“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.27.“Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.28.“Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.29.“Plan” means this Colonial Properties Trust 2008 Omnibus Incentive Plan, as amended, modified and/or restated from time to time.

2.30.“Prior Plans” means the Company's Third Amended and Restated Employee Share Option and Restricted Share Plan, the Non-Employee Trustee Share Plan and the Trustee Share Option Plan.

2.31.“Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Shares or Unrestricted Shares.

2.32.“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.33.“Restricted Shares” means Shares awarded to a Grantee pursuant to Section 11 hereof.

2.34.“SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 10 hereof.

2.35.“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.36.“Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. If the Service Provider's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or its remaining Affiliates. Subject to the first sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.37.“Service Provider” means an employee, officer or trustee of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.38.“Share” means a common share of beneficial interest, par value $.01 per share, of the Company.

2.39.“Share Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.

2.40.“Share Unit” means a bookkeeping entry representing the equivalent of one Share awarded to a Grantee pursuant to Section 11 hereof.

2.41.“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.42.“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.43.“Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding Shares of the Company, its parent or any of its Subsidiaries. In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.44.“Unit Option” means an option to purchase one or more Units pursuant to the Plan.

2.45.“Units” means units of partnership interest of the Operating Partnership (but does not include preferred interests in the Operating Partnership).

2.44. “Unrestricted Shares” means an Award pursuant to Section 12 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's declaration of trust and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's declaration of trust and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the declaration of trust and by-laws of the Company and applicable law.

(i)    Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Trustees of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Shares are listed, provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.2(i) or otherwise provided in any charter of the Committee. Discretionary Awards to Outside Trustees may only be administered by the Committee.

(ii)    The Board may also appoint one or more separate committees of the Board, each composed of one or more trustees of the Company who need not be Outside Trustees, who may administer the Plan with respect to employees or other Service Providers who are not officers or trustees of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)    designate Grantees,

(ii)    determine the type or types of Awards to be made to a Grantee,

(iii)    determine the number of Shares to be subject to an Award,

(iv)    establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Share Options),

(v)    prescribe the form of each Award Agreement evidencing an Award, and

(vi)    amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee's rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.4.Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an Employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to any Company “clawback” or recoupment policy that requires the repayment by such Grantee to the Company of compensation paid to such Grantee by the Company or an Affiliate in the event that such Grantee fails to comply with, or violates, the terms or requirements of such policy. Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

If the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of such Award earned or accrued during the period of twelve (12) months following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Shares received in connection with an Award (or an amount equal to the Fair Market Value of such Shares on the date of delivery thereof to the Grantee if the Grantee no longer holds the Shares) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was expressly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.5.No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, distribution (whether in the form of cash, Shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a)

amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price below the current share price in exchange for cash or other securities.

3.6.Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7.No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.8.Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Shares under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Share certificates.

4.	SHARES SUBJECT TO THE PLAN

4.1.	Number of Shares Available for Awards.

Effective as of April 27, 2011, subject to adjustment as provided in Section 17 hereof, the number of Shares available for issuance under the Plan shall be increased to ten million seven hundred thousand (10,700,000), all of which may be granted as Incentive Share Options, increased by Shares covered by awards granted under a Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any Shares subject thereto, to the extent such Shares would again be available for issuance under such Prior Plan. Shares issued or to be issued under the Plan shall be authorized but unissued Shares; or, to the extent permitted by applicable law, issued Shares that have been reacquired by the Company.

4.2.	Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of Shares reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

4.3.	Share Usage.

Shares covered by an Award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards of Options shall be counted against the limit set forth in Section 4.1 as one (1) Share for every one (1) Share subject to an Award of Options. With respect to SARs, the number of Shares subject to an award of SARs will be counted against the aggregate number of Shares available for issuance under the Plan regardless of the number of Shares actually issued to settle the SAR upon exercise. Any Shares that are subject to Awards granted prior to April 27, 2011 other than Options or Share Appreciation Rights shall be counted against the limit set forth in Section 4.1 as 3.60 Shares for every one (1) Share granted. Any Shares that are subject to Awards granted on or after April 27, 2011 other than Options or Share Appreciation Rights shall be counted against the limit set forth in Section 4.1 as 3.06 Shares for every one (1) Share granted. If any Shares covered by an Award granted under the Plan or a Prior Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Shares subject thereto or is settled in cash in lieu of Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such Shares were counted against the limit set forth in Section 4.1, provided that any Shares covered by an Award granted under a Prior Plan will again be available for making Awards under the Plan in the same amount as such Shares were counted against the limits set forth in the applicable Prior Plan. The number of Shares available for issuance under the Plan shall not be increased by (i) any Shares tendered or withheld or Award surrendered in connection with the purchase of Shares upon exercise of an Option as described in Section 13.2, or (ii) any Shares deducted or delivered from an Award payment in connection with the Company's tax withholding obligations as described in Section 18.3.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.

The Plan shall be effective as of the Effective Date. Following the Effective Date no awards will be made under the Prior Plans.

5.2.	Term.

The Plan shall terminate automatically on April 27, 2021 and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made. An amendment shall be contingent on approval of the Company's shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company's shareholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of Shares that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or trustee of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.	Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 10.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award (as defined in Section 2.42) may be less than 100% of the Fair Market Value of a Share on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Share Options or Incentive Share Options, and in the absence of such specification such options shall be deemed Non-qualified Share Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option shall be not less than 110 percent of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of seven years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.	Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.	Method of Exercise.

Subject to the terms of Article 13 and Section 18.3, an Option that is exercisable may be exercised by the Grantee's delivery to the Company of notice of exercise on any business day, at the Company's principal office, on the form specified by the Company. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Share Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a shares certificate or certificates evidencing his or her ownership of the Shares subject to the Option.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Share Options.

An Option shall constitute an Incentive Share Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	GRANT AND EXERCISE OF UNIT OPTIONS

9.1.	Issuance of Unit Options.

Upon the issuance of an Option, and in accordance with Section 4.2(B) of the Partnership Agreement, the General Partner shall be deemed automatically to have caused the Operating Partnership to issue to the General Partner a corresponding Unit Option on terms identical to those of such Option.

9.2.	Exercise of Unit Options.

A Unit Option shall be deemed exercised automatically, upon the exercise by an Optionee of the corresponding Option, as to the number of Units equal to the number of Shares for which such Option is exercised. The General Partner shall then cause the Operating Partnership to issue such Units to the General Partner, and the Company shall remit payment for such Units to the General Partner, which shall then remit payment to the Operating Partnership, all in accordance with Section 4.2(B) of the Partnership Agreement.

9.2.	Termination of Unit Options.

Upon the termination of an Option, the corresponding Unit Option also shall terminate.

10.	TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

10.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a Share on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one Share on the SAR Grant Date.

10.2.	Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of seven years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

10.4.Transferability of SARS.

Except as provided in Section 10.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise a SAR. Except as provided in Section 10.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

10.5.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 10.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 10.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 10.5 or by will or the laws of descent and distribution.

11.	TERMS AND CONDITIONS OF RESTRICTED SHARES AND SHARE UNITS

11.1.	Grant of Restricted Shares or Share Units.

Awards of Restricted Shares or Share Units may be made for no consideration (other than par value of the Shares which is deemed paid by Services already rendered).

11.2.	Restrictions.

At the time a grant of Restricted Shares or Share Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Shares or Share Units. Each Award of Restricted Shares or Share Units may be subject to a different restricted period. The Board may in its sole discretion, at the time a grant of Restricted Shares or Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Shares or Share Units as described in Article 14. Notwithstanding the foregoing terms of this Section 11.2, and subject to Section 11.9 below, (i) Restricted Shares and Share Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date, and (ii) Restricted Shares and Share Units that vest, or for which vesting may be accelerated, by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. The foregoing restriction shall not apply to Restricted Shares or Share Units assumed in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. Neither Restricted Shares nor Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Shares or Share Units.

11.3.	Restricted Share Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Shares are forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

11.4.	Rights of Holders of Restricted Shares.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Board may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Shares. Dividends paid on Restricted Shares which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Shares are achieved. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

11.5.	Rights of Holders of Share Units.

11.5.1.Voting and Dividend Rights.

Holders of Share Units shall have no rights as shareholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Share Units that the holder of such Share Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Shares, a cash payment for each Share Unit held equal to the per-share dividend paid on the Shares. Such cash payments paid in connection with Share Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Share Units are achieved. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Share Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid.

11.5.2.Creditor's Rights.

A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

11.6.	Termination of Service.

(a)    Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee's Service, any Restricted Shares or Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Shares or Share Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Share Units.

(b)    Notwithstanding the terms of Section 11.6(a), and subject to Section 11.9 below, the Board may not (i) grant Restricted Shares or Share Units that provide for acceleration of vesting, except in the case of a Grantee's death, disability or retirement, or upon or in connection with a Corporate Transaction, or upon the satisfaction of performance-based vesting conditions as provided in Section 11.2; or (ii) waive vesting restrictions or conditions applicable to Restricted Shares or Share Units, except in the case of a Grantee's death, disability or retirement or upon or in connection with a Corporation Transaction. The foregoing restriction shall not apply to Restricted Shares or Share Unit Awards assumed in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies.

11.7.	Purchase of Restricted Shares and Shares Subject to Share Units.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Shares or Shares subject to vested Share Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Shares or Share Units (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Shares or Share Units. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past or future Services rendered to the Company or an Affiliate.

11.8.	Delivery of Shares.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Shares or Share Units settled in Shares shall lapse, and, unless otherwise provided in the Award Agreement, a share certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee's beneficiary or estate, shall have any further rights with regard to a Share Unit once the Shares represented by the Share Unit has been delivered.

11.9.	Unrestricted Pool.

Notwithstanding anything to the contrary in this Plan, Restricted Shares and Share Unit Awards may be (i) granted with vesting terms that do not comply with the requirements of Section 11.2; (ii) granted with terms providing for the acceleration of vesting that do not comply with Section 11.6(b), and/or (iii) subsequent to the date of grant, modified to provide acceleration of vesting terms that do not comply with Section 11.6(b), provided that, in no event, shall the aggregate number of shares underlying Restricted Shares and Share Unit Awards granted or modified as contemplated in this Section 11.9 exceed five percent of the shares authorized for issuance in Section 4.1 hereof.

12.	TERMS AND CONDITIONS OF UNRESTRICTED SHARE AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Share Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan; provided, however, that, in the aggregate, no more than five percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 12 and the exceptions set forth in Section 11.9. Unrestricted Share Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

13.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

13.1.	General Rule.

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company.

13.2.	Surrender of Shares.

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender or attestation to the Company of Shares, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

13.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

13.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES AND PERFORMANCE UNITS

14.1.	Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2.	Value of Performance Units/Performance Shares.

  Each Performance Unit shall have an initial value that is established by the Board at the time of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

14.3.	Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Board shall have the ability, which it may exercise in its sole discretion, to alter the performance goals to take into account unusual or nonrecurring events or items or other factors the Board considers relevant.

14.4.	Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Board. The Board shall specify the circumstances in which such Performance Shares or Performance Units shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Share, Share Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Section 409A of the Code, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

16.	REQUIREMENTS OF LAW

16.1.	General.

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares, no Shares may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in Shares) shall not be exercisable until the Shares covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Shares.

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to Shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of Shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Share Units shall be adjusted so as to apply to the securities that a holder of the number of Shares subject to the Share Units would have been entitled to receive immediately following such transaction.

17.3.	Corporate Transaction in which Awards are not Assumed.

Upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Share Units and Restricted Shares are not being assumed or continued:

(i) all outstanding Restricted Shares shall be deemed to have vested, and all Share Units shall be deemed to have vested and the Shares subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Share Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Shares or Share Units, equal to the formula or fixed price per share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

17.4.	Corporation Transaction in which Awards are Assumed.

The Plan, Options, SARs, Share Units and Restricted Shares theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Share Units and Restricted Shares theretofore granted, or for the substitution for such Options, SARs, Share Units and Restricted Shares for new common share options and share appreciation rights and new common share units and restricted shares relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and share appreciation right exercise prices. In the event a Grantee's Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee's Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5.	Adjustments.

Adjustments under this Section 17 related to Shares or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Share Units and Restricted Shares, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 does not limit the Company's ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.6.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a trustee, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of share options otherwise than under the Plan.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of Shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of Shares.

18.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.	Section 409A of the Code.

The Board intends to comply with Section 409A of the Code ("Section 409A"), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

*    *    *

COLONIAL PROPERTIES TRUST

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on Wednesday, April 27, 2011.

Vote by Internet

- Log on to the Internet and go to www.envisionreports.com/clp
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
- Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 4 and FOR "1 YR" on Proposal 5.

1. Election of Trustees:

	For	Withhold		For	Withhold		For	Withhold
01 - Carl F. Bailey	☐	☐	02 - Edwin M. Crawford	☐	☐	03 - M. Miller Gorrie	☐	☐
04 - William M. Johnson	☐	☐	05 - James K. Lowder	☐	☐	06 - Thomas H. Lowder	☐	☐
07 - Herbert A. Meisler	☐	☐	08 - Claude B. Nielsen	☐	☐	09 - Harold W. Ripps	☐	☐
10 - John W. Spiegel	☐	☐						

	For	Against	Abstain
2. To approve amendments to the Colonial Properties Trust 2008 Omnibus Incentive Plan.	☐	☐	☐
4. An advisory vote on executive compensation.	☐	☐	☐

	For	Against	Abstain
3. To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.	☐	☐	☐

	1 Yr	2 Yrs	3 Yrs	Abstain
5. An advisory vote on the frequency of shareholder advisory votes on executive compensation.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

01AC4C

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

COLONIAL PROPERTIES TRUST

Proxy — Colonial Properties Trust

2011 Annual Meeting of Shareholders

April 27, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The Undersigned, being a shareholder of Colonial Properties Trust (the "Company"), hereby appoints John P. Rigrish and John L. Moss, or either of them, with full power of substitution in each, as proxies and herby authorizes such proxies, or either of them, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at Colonial Brookwood Center, 1st Floor Conference Center, 569 Brookwood Village, Suite 131, Homewood, AL 35209 on April 27, 2011 at 10:30 a.m., central time, and at any adjournment or postponement of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions indicated on the reverse side.

You are encouraged to specify your choice by marking the appropriate box. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Trustees' recommendations for any particular Proposal. **If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3 and 4 and FOR "1 YR" on Proposal 5.** If you choose to vote by mailing your proxy, the proxies cannot vote your preferences unless you sign and date this card.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). **If no direction is made, this proxy will be voted FOR all nominees, FOR Proposals 2, 3 and 4 and FOR "1 YR" on Proposal 5.** If any other matters properly come before the meeting, the person(s) named in this proxy will vote in his discretion.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE